UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
ROCKET PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 6, 2026
Dear Rocket Stockholder:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders (together with any adjournment or postponement thereof, the “Annual Meeting”) of Rocket Pharmaceuticals, Inc. (the “Company”), which will be held solely by means of remote communication via the Internet at www.virtualshareholdermeeting.com/RCKT2026 on May 20, 2026, at 9:00 a.m., Eastern Time.
We are providing access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to many of our stockholders a Notice of Internet Availability of our proxy materials (the “Notice of Internet Availability”) instead of a paper copy of the proxy statement and our 2025 Annual Report on Form 10-K. The Notice of Internet Availability contains instructions on how to access those documents over the Internet. The Notice of Internet Availability also contains instructions on how each of those stockholders can receive a paper copy of our proxy materials, including the proxy statement, our 2025 Annual Report on Form 10-K, and a form of proxy card. All stockholders who do not receive the Notice of Internet Availability, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. Employing this process will expedite the receipt of materials and will help lower our costs and reduce the environmental impact of distributing our annual meeting materials.
The proxy statement describes the formal business that we will transact at the Annual Meeting. At this year’s Annual Meeting, our stockholders will be asked to consider and act upon the following matters:
1.
the election of seven directors named in the proxy statement to hold office until the Company’s annual meeting of stockholders in 2027, until their respective successors have been duly elected and qualified or until their earlier death, resignation, or removal;

2.	the ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.	a non-binding, advisory vote on a resolution relating to the compensation of our named executive officers;
4.	the approval of the proposed stock option exchange program; and
5.	the transaction of any other business that properly comes before the Annual Meeting or any adjournments and postponements thereof.
The Board of Directors of the Company (the “Board”) unanimously recommends a vote “FOR” the election of each of the director nominees named in the proxy statement, “FOR” the ratification of EisnerAmper LLP as the Company’s independent registered public accounting firm, “FOR” the non-binding, advisory vote on a resolution relating to the compensation of our named executive officers, and “FOR” the approval of the proposed stock option exchange program. Please promptly complete, sign and return the enclosed proxy card by mail or submit your voting instructions by Internet, whether or not you plan to attend the Annual Meeting.
Your vote is important, regardless of the number of shares you own. We urge you to please submit your proxy on these important matters. Submitting a proxy will not prevent you from voting virtually via the Internet at the Annual Meeting but will assure that your vote is counted if you cannot attend.
We strongly encourage you to transmit your voting instructions by proxy prior to the Annual Meeting and, if you plan to attend the Annual Meeting, to do so virtually via the Internet.
On behalf of the Board and the employees of the Company, we thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely yours,

/s/ Gaurav Shah
Gaurav Shah, M.D.
Chief Executive Officer and Director

ROCKET PHARMACEUTICALS, INC.
9 Cedarbrook Drive
Cranbury, NJ 08512
(609) 659-8001
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE	May 20, 2026

TIME	9:00 a.m. Eastern Time

PLACE	Solely by means of remote communication via the Internet at www.virtualshareholdermeeting.com/RCKT2026.

ITEMS OF BUSINESS
The enclosed proxy statement describes the formal business that we will transact at the 2026 Annual Meeting of Stockholders (together with any adjournment or postponement thereof, the “Annual Meeting”) of Rocket Pharmaceuticals, Inc. (the “Company”), which will be held solely by means of remote communication via the Internet at the address above. At the Annual Meeting, our stockholders will be asked to consider and act upon the following matters:
1.
Election of the seven director nominees named in the enclosed proxy statement to hold office until the annual meeting of stockholders in 2027 (each to serve until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal);

2.	Ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.	Consider and act upon a non-binding, advisory vote on a resolution relating to the compensation of our named executive officers;
4.	Approval of the proposed stock option exchange program; and
5.	Consider any other business properly brought before the Annual Meeting.
RECORD DATE
The record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting is March 24, 2026. Only stockholders of record at the close of business on that date may vote at the Annual Meeting.
PROXY VOTING
You are deemed to be present in person, vote, and participate in the Annual Meeting solely by means of remote communication via the Internet at www.virtualshareholdermeeting.com/RCKT2026 where you will be able to vote electronically and submit questions during the Annual Meeting. You will be able to vote electronically and submit questions only if you use your control number, which will be included on your Notice of Internet Availability of proxy materials or proxy card (if you received a printed copy of the proxy materials), to log on to the Annual Meeting. Whether or not you expect to attend the Annual Meeting, please submit the enclosed proxy or voting instructions by mail, telephone, or Internet. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting virtually via the Internet. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder. Each stockholder may appoint only one proxy holder or representative to attend the Annual Meeting on his or her behalf.

The Notice of Internet Availability and the enclosed proxy materials are being made available to our stockholders on or about April 6, 2026.

By Order of the Board of Directors

/s/ Gaurav Shah
Gaurav Shah, M.D.
Chief Executive Officer and Director
Cranbury, New Jersey
April 6, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 20, 2026. The Notice of Annual Meeting of Stockholders, the Proxy Statement and our 2025 Annual Report on Form 10-K are available at www.proxyvote.com and through our website at www.rocketpharma.com.

i

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 20, 2026
The following information is provided to each stockholder in connection with the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Rocket Pharmaceuticals, Inc. (“Rocket” or the “Company”) to be held solely by means of remote communication via the Internet at www.virtualshareholdermeeting.com/RCKT2026 on Wednesday, May 20, 2026, at 9:00 a.m., Eastern Time.
The enclosed proxy card is for use at the Annual Meeting and any postponement or adjournment thereof. The Company anticipates that the Notice of Internet Availability in connection with these proxy solicitation materials will first be mailed on or about April 6, 2026 to all stockholders entitled to vote at the Annual Meeting and we will post our proxy materials on the website referenced in the Notice of Internet Availability. As more fully described in the Notice of Internet Availability, all stockholders may choose to access our proxy materials on the website referred to in the Notice of Internet Availability or may request to receive a printed set of our proxy materials.
The Company’s principal executive offices are located at 9 Cedarbrook Drive, Cranbury, New Jersey 08512, and the Company’s website is www.rocketpharma.com.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 20, 2026. This Notice of Annual Meeting of Stockholders and Proxy Statement and our 2025 Annual Report on Form 10-K are available at www.proxyvote.com and through our website at the address specified above.
GENERAL INFORMATION
As used in this proxy statement, the “Company,” “Rocket,” “we,” “us” and “our” refer to Rocket Pharmaceuticals, Inc.
When and where is our Annual Meeting?
We will hold our Annual Meeting on May 20, 2026 at 9:00 a.m. Eastern Time. The term “Annual Meeting,” as used in this proxy statement, includes any adjournment or postponement of such meeting. You may attend the Annual Meeting solely by means of remote communication via the Internet at www.virtualshareholdermeeting.com/RCKT2026. Stockholders may vote and submit questions while attending the Annual Meeting solely by means of remote communication via the Internet. You will need the 16-digit control number included on your Notice of Internet Availability or proxy card (if you received a paper delivery of proxy materials), to enter the Annual Meeting via the Internet. Instructions on how to attend and participate solely by means of remote communication via the Internet, including how to demonstrate proof of share ownership, are posted at www.virtualshareholdermeeting.com/RCKT2026.
Why are you holding the Annual Meeting solely by means of remote communication?
We are opting for an Annual Meeting solely by means of remote communication in order to facilitate attendance, enhance access, lower costs and reduce the environmental impact of the Annual Meeting. We have designed our virtual format to enhance stockholder participation and communication. For example, the virtual format allows stockholders to communicate with us during the Annual Meeting so they can ask questions of the Board of Directors of the Company (the “Board”) or management. During the live Q&A session of the Annual Meeting, we may answer questions as they come in, to the extent relevant to the business of the Annual Meeting, as time permits.
Why am I receiving these materials?
You are receiving these materials because you were one of our stockholders as of the close of business on March 24, 2026, the record date for determining who is entitled to receive notice of and to vote at the Annual Meeting (the “Record Date”). We are soliciting your proxy (i.e., your permission) to vote your shares of common stock upon matters to be considered by stockholders at the Annual Meeting.
When is this proxy statement and the accompanying material scheduled to be sent to stockholders?
We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 6, 2026, we will mail a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access our proxy statement and Annual Report on Form 10-K and how to vote.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the Internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials and will help lower our costs and reduce the environmental impact of distributing our annual meeting materials. Therefore, a Notice of Internet Availability will be mailed to holders of record on or around April 6, 2026. The Notice of Internet Availability will provide instructions as to how stockholders may access and review the proxy materials, including the Notice of Annual Meeting, proxy statement, proxy card and Annual Report on Form 10-K, on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice of Internet Availability will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.
Who is soliciting my vote?
The Board is soliciting your vote on four proposals at the Annual Meeting.
Who can vote at the Annual Meeting?
Only stockholders of record as of the close of business on March 24, 2026 will be entitled to vote at the Annual Meeting. On that date, there were 109,122,837 shares of common stock issued and outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, at the close of business on March 24, 2026, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust, then you are a stockholder of record as of the Record Date. As a stockholder of record on the Record Date, you may vote by remote communication via the Internet at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to complete and return the enclosed proxy card by mail or submit your proxy over the telephone or the Internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, at the close of business on March 24, 2026, your shares were held not in your name with our transfer agent, but instead in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the proxy materials will, subject to the terms made between you and the stockholder of record, be forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, the stockholder of record. Your bank, broker or other nominee, as the record holder of your shares, is required to vote your shares according to your instructions. To vote your shares, you will need to follow the directions your bank, broker or other nominee provides you. Many banks and brokerage firms also offer the option of submitting voting instructions over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on a voting instruction form.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of our outstanding shares entitled to vote at the Annual Meeting are present at the Annual Meeting by means of remote communication via the Internet or represented by proxy. Your shares will be counted towards the quorum only if you are a stockholder of record on the Record Date and submit a valid proxy (or you are a beneficial owner and your broker, bank or other nominee, as the stockholder of record on the Record Date, submits a valid proxy on your behalf) or if you vote by means of remote communication via the Internet at the Annual Meeting or vote by proxy over the telephone or the Internet as instructed below. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the presiding officer of the Annual Meeting or the holders of a majority of shares entitled to vote at the Annual Meeting present at the Annual Meeting by means of remote communication via the Internet or represented by proxy may adjourn the Annual Meeting to another hour, date and place (or by remote communication).

What am I voting on and how many votes are needed to approve each proposal?
Proposal 1: Election of Directors. The directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present by means of remote communication via the Internet or represented by proxy and entitled to vote on the election of the directors. Plurality means that the director nominees who receive the largest number of “FOR” votes cast are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. Accordingly, the seven director nominees receiving the most “FOR” votes will be elected as directors at the Annual Meeting. If you “withhold” your vote with respect to one or more of the director nominees, your shares will not be included in determining the number of votes cast under the plurality-vote standard and, as a result, will have no effect on the election of such one or more director nominees. Abstentions and broker non-votes are not counted as votes cast and therefore will have no effect on the vote to elect directors.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 requires the affirmative vote of a majority of the votes cast for and against this proposal at the Annual Meeting by the holders of shares present by means of remote communication via the Internet or represented by proxy and entitled to vote on this proposal. Abstentions are not counted as votes cast and therefore will have no effect on the vote on this proposal. We do not expect any broker non-votes on this proposal because we believe that this proposal is considered a “routine” matter to be considered at the Annual Meeting for which brokerage firms may vote in their discretion on behalf of their clients if no voting instructions are provided.
Proposal 3: Non-Binding Vote on Named Executive Officer Compensation. The approval of the resolution relating to the compensation of our named executive officers, on a non-binding, advisory basis, requires the affirmative vote of a majority of the votes cast for and against this proposal by the holders of shares present by means of remote communication via the Internet or represented by proxy and entitled to vote on this proposal. Because your vote is advisory, it will not be binding on the Board or the compensation committee of the Board (the “Compensation Committee”), but the Board and Compensation Committee will review the voting results and take them into consideration when making future decisions about executive compensation. Abstentions and broker non-votes are not counted as votes cast and therefore will have no effect on the non-binding, advisory vote on this proposal.
Proposal 4: Stock Option Exchange Program. The approval of the stock option exchange program involving a repricing and exchange of certain outstanding stock options (the “Exchange Proposal”) requires the affirmative vote of a majority of the votes cast for and against this proposal at the Annual Meeting by the holders of shares present by means of remote communication via the Internet or represented by proxy and entitled to vote on this proposal. Abstentions and broker non-votes are not counted as votes cast and therefore will have no effect on the vote on the Exchange Proposal.
What are broker non-votes?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote. If the beneficial owner does not provide voting instructions, the broker or nominee may vote the shares with respect to matters that are considered to be “routine,” but may not vote the shares with respect to “non-routine” matters, such as the election of directors, the proposal for the advisory vote on the compensation of our Named Executive Officers and the Exchange Proposal. Where a proposal is considered “non-routine” and the broker therefore does not have discretion to vote on the proposal, the unvoted shares are considered “broker non-votes.”
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on March 24, 2026 (defined above as the “Record Date”).
What does it mean if I receive more than one proxy card?
You may receive more than one proxy card if your shares are registered in more than one name or are registered in different accounts. Please vote in the manner described below under “How do I vote?” for each proxy card to ensure that all of your shares are voted.

How does the Board recommend that I vote my shares?
Unless you give other instructions on your proxy card, the persons named as proxies on the card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each proposal in this proxy statement. The Board recommends a vote:
•	“FOR” the election of each of the seven nominees for election to the Board identified in this proxy statement;
•	“FOR” the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
•	“FOR” the approval, on a non-binding, advisory basis, of a resolution relating to the compensation of our named executive officers; and
•	“FOR” the Exchange Proposal.
With respect to any other business that is properly brought before the Annual Meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion. As of the date of this proxy statement, the Board had no knowledge of any business other than that described herein to be properly brought before the Annual Meeting or any adjournment or postponement thereof.
How do I vote?
For the election of the seven director nominees named in this Proxy Statement (Proposal 1), you may either vote “FOR” all or some of the nominees or you may “WITHHOLD” your vote for all or some of the nominees as you specify. For the ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 2), you may vote “FOR” or “AGAINST,” or you may “ABSTAIN” from voting. For the non-binding, advisory vote on a resolution relating to the compensation of our named executive officers (Proposal 3), you may vote “FOR” or “AGAINST,” or you may “ABSTAIN” from voting. For the Exchange Proposal (Proposal 4), you may vote “FOR” or “AGAINST,” or you may “ABSTAIN” from voting.
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record on the Record Date, you may (a) vote by means of remote communication via the Internet, at the Annual Meeting or (b) submit your voting instructions by proxy either by mail, on the Internet or over the phone. Whether or not you plan to attend the Annual Meeting, we urge you to complete and return the enclosed proxy card by mail or submit your proxy over the telephone or the Internet as instructed below to ensure your vote is counted. You may still attend the Annual Meeting and vote by means of remote communication via the Internet even if you have already submitted your voting instructions, as described under “May I change my vote after submitting my proxy card?” below.
•
To submit your voting instructions on the Internet, go to www.proxyvote.com to complete an electronic proxy card. Please have the enclosed proxy card available. Your completed electronic proxy card must be received by 11:59 P.M., Eastern Time, on May 19, 2026, to be counted.

•
To submit your voting instructions over the telephone, dial toll-free 1-800-690-6903 and follow the recorded instructions. Please have the enclosed proxy card available. Your voting instructions must be received by 11:59 P.M., Eastern Time, on May 19, 2026, to be counted.

•
To submit your voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the vote at the Annual Meeting, the designated proxy holders will vote your shares as you direct.

•
To attend the Annual Meeting by means of remote communication via the Internet, log in at www.virtualshareholdermeeting.com/RCKT2026. You will need the 16-digit control number included on your Notice of Internet Availability or proxy card (if you received a paper delivery of proxy materials) to enter the Annual Meeting via the Internet. Instructions on how to attend and participate by means of remote communication via the Internet, including how to demonstrate proof of share ownership, are posted at www.virtualshareholdermeeting.com/RCKT2026.

If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by our Board (which recommendations are set forth above under the question “How does the Board recommend that I vote my shares?”).
If any other business is properly brought before the Annual Meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion. As of the date of this proxy statement, we know of no other business that may be properly brought before the Annual Meeting, other than those listed in the Notice of Annual Meeting of Stockholders.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card and voting instructions to ensure that your vote is counted.
Alternatively, you may submit your voting instructions by telephone or over the Internet as instructed by your broker, bank or other agent, if applicable. To vote by means of remote communication via the Internet at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
How do I submit questions at the Annual Meeting?
During the Annual Meeting, if you wish to ask a question, you may do so by entering your question in the text box and clicking “submit”. If questions submitted are repetitive as to a particular topic, the presiding officer of the Annual Meeting may limit discussion on such topic. During the formal portion of the Annual Meeting, all questions presented should relate directly to the proposal under discussion. We will also hold a question and answer period at the end of the Annual Meeting, as time permits, during which time we welcome questions not relating to specific proposals to be considered by stockholders at the Annual Meeting.
Please review the Annual Meeting’s Rules of Conduct for further details. The Annual Meeting’s Rules of Conduct will be posted on www.virtualshareholdermeeting.com/RCKT2026 prior to the date of the Annual Meeting.
How do I get Annual Meeting technical assistance?
Beginning 15 minutes prior to the start of and during the Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page.
May I change my vote after submitting my proxy card?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of the following four ways:
•	send a timely written revocation of the proxy to our Secretary;
•	submit a signed proxy card bearing a later date;
•	submit new voting instructions over the Internet or by telephone; or
•	attend and vote by means or remote communication via the Internet at the Annual Meeting.
If your shares are not registered in your own name, you will need the appropriate documentation from the stockholder of record to vote personally at the Annual Meeting. If your shares are held by your broker, bank or another party as a nominee or agent, you should follow the instructions provided by such party. Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, prior to or at the Annual Meeting, is the vote that will be counted.
Who will bear the expense of soliciting proxies?
The Company will pay the cost for the solicitation of proxies by the Board. The solicitation of proxies will be made primarily by mail and through Internet access to materials. Proxies may also be solicited personally, by telephone or

e-mail by employees of Rocket without any remuneration to such individuals other than their regular compensation. Rocket will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.
How can I find the voting results from the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file no later than four business days after the Annual Meeting. If final voting results are not available by the time we file the Form 8-K, we will disclose the preliminary results in the Form 8-K and, within four business days after the final voting results are known to us, file an amended Form 8-K to disclose the final voting results.

PROPOSAL 1

ELECTION OF DIRECTORS
Upon the recommendation of the nominating and corporate governance committee of the Board (the “Nominating and Corporate Governance Committee”), the Board has nominated Dr. Roderick Wong, Mr. Carsten Boess, Dr. Mikael Dolsten, Dr. Peter Fong, Dr. Fady Malik, Dr. Gaurav Shah and Mr. David P. Southwell to serve as directors and to hold office until the Company’s annual meeting of stockholders in 2027 (each to serve until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal). Each of the foregoing persons currently serves as a director, and each has indicated a willingness to continue to serve as a director. Dr. Elisabeth Björk and Mr. Piratip Pratumsuwan currently serve as directors and will not stand for re-election at the Annual Meeting.
Vote Required
Directors are elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present by means of remote communication via the Internet or represented by proxy and entitled to vote on the election of the directors. The seven director nominees receiving the highest number of “FOR” votes will be elected as directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named above. If any of the nominees become unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board.
Our Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES SET FORTH ABOVE.

DIRECTORS AND NOMINEES
There are no arrangements or understanding between any current director, or nominee for director named in this proxy statement, pursuant to which such director or nominee was selected as a director or nominee. Additionally, there are no family relationships among our directors, officers, or the nominees for director named in this proxy statement. We know of no reason why any of the director nominees named in this proxy statement may be unable to serve as a director if elected at the Annual Meeting. If any of the director nominees named in this proxy statement are unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason any of the director nominees named in this proxy statement prove unable or unwilling to stand for election, the Board will nominate alternate(s) or reduce the size of the Board to eliminate the vacancy.
Dr. Elisabeth Björk and Mr. Piratip Pratumsuwan, directors who have served since 2020 and 2025, respectively, will not stand for re-election at the Annual Meeting and their terms will end upon the election of the Board at the Annual Meeting.
On January 4, 2018, Rocket Pharmaceuticals, Inc. (f/k/a Inotek Pharmaceuticals Corporation) completed a reverse merger (the “Reverse Merger”) of a wholly-owned subsidiary with and into Rocket Pharmaceuticals, Ltd. (“Private Rocket”). Following the completion of the Reverse Merger, the surviving company, Private Rocket, became a wholly owned subsidiary of the Company and the Company changed its corporate name from Inotek Pharmaceuticals Corporation to Rocket Pharmaceuticals, Inc.
Nominees for Election as Directors
Set forth below are the names, ages, principal occupations, and business experience, as well as their prior service on the Board, of the seven director nominees proposed to be elected at the Annual Meeting. The ages of the director nominees are as of March 24, 2026.
Unless otherwise indicated, principal occupations shown for each director have extended for five or more years. Stockholders will be voting on the election as directors of all of the individuals below.

Name	Age	Position(s) Held	Director Since
Roderick Wong, M.D.	49	Chairman of the Board	2018
Carsten Boess	59	Director	2016
Mikael Dolsten, M.D., Ph.D.	68	Director	2024
Peter Fong, M.D., Ph.D.	52	Director	2025
Fady Malik, M.D., Ph.D.	62	Director	2022
Gaurav Shah, M.D.	51	Chief Executive Officer and Director	2018
David P. Southwell	65	Director	2014

Roderick Wong, M.D. has served as Chairman of our Board since January 2018. Dr. Wong served as the Chairman of the Board for Private Rocket from July 2015 until January 2018. Following the Annual Meeting, Dr. Wong will step down as the Chairman of the Board, but will continue to serve as a member of the Board if he is elected at the Annual Meeting. Dr. Wong has over 20 years of healthcare investment experience. Since 2010, he has served as Managing Partner and Chief Investment Officer of RTW Investments, LP (“RTW”), a healthcare-centered investment firm. He also serves on the board of Avidity Biosciences, Inc. and Landos Biopharma, Inc. Prior to RTW, Dr. Wong was a Managing Director and the Portfolio Manager for the Davidson Kempner Healthcare Funds. Prior to joining Davidson Kempner, Dr. Wong held various healthcare investment and healthcare research roles at SAC Capital Company and Cowen & Company. Dr. Wong previously served on the board of directors of Penwest Pharmaceuticals, Health Sciences Acquisitions Corporation and Health Sciences Acquisitions Corporation 2. Dr. Wong currently serves on the Board of Trustees of Penn Medicine. He received an M.D. from the University of Pennsylvania Medical School, received an M.B.A. from Harvard Business School, and graduated with a B.S. in Economics from Duke University. We believe that Dr. Wong is qualified to serve on our Board due to his years of experience in, and extensive knowledge of, the biopharmaceutical industry.
Carsten Boess has served as one of our directors since January 2016. He previously served as Executive Vice President of Corporate Affairs at Kiniksa Pharmaceuticals, a publicly-traded biotechnology company, and as Senior Vice President and Chief Financial Officer at Synageva Biopharma Corporation from 2011 until the company’s acquisition by Alexion Pharmaceuticals in 2015. Prior to his role at Synageva, Mr. Boess served in multiple roles with increasing responsibility for Insulet Corporation, including Chief Financial Officer from 2006 to 2009 and Vice President of International Operations from 2009 to 2011. Prior to that, Mr. Boess served as Executive Vice President of Finance for Serono Inc. from 2005 to 2006. In addition, he was a member of the Geneva-based World Wide Executive Finance Management Team while at Serono. Mr. Boess was also Chief Financial Officer at Alexion Pharmaceuticals and was a finance executive at Novozymes of North America and Novo Nordisk in France, Switzerland and China. He is also a board member of Avidity Biosciences, Inc. and Achilles Therapeutics plc, a privately held biopharmaceuticals company, and previously served on the board of directors of Health Sciences Acquisitions Corporation 2. Mr. Boess received a Bachelor’s degree and Master’s degree in Economics and Finance, specializing in Accounting and Finance from the University of Odense, Denmark. We believe that Mr. Boess’ qualifications to serve on our Board include his business and financial experience working at pharmaceutical companies.
Mikael Dolsten, M.D., Ph.D. has served as one of our directors since September 2024. Dr. Dolsten previously served as Chief Scientific Officer, President, Pfizer Research and Development at Pfizer, Inc., a global biopharmaceutical company, a position he commenced in July 2023. Prior to his role at Pfizer, Dr. Dolsten served as Chief Scientific Officer and President, Worldwide Research, Development and Medical from January 2019 until July 2023; President of Worldwide Research and Development from December 2010 until December 2018; Senior Vice President, President of Worldwide Research and Development from May 2010 until December 2010 and Senior Vice President, President of Pfizer BioTherapeutics Research & Development Group from October 2009 until May 2010. Dr. Dolsten served as Senior Vice President of Wyeth Pharmaceuticals, Inc., a public biopharmaceutical company, from 2008 until it was acquired by Pfizer in 2009, and President of Wyeth Research from 2008 to 2009. Prior to joining Wyeth, Dr. Dolsten was a Private Equity Partner at Orbimed Advisors, LLC, a healthcare-focused investment firm, and Executive Vice President, Head of Pharma Research at Boehringer Ingelheim, a pharmaceutical company. Dr. Dolsten also previously held research leadership positions at AstraZeneca plc, Pharmacia and Upjohn Company. Dr. Dolsten currently serves on the Board of Directors of Agilent Technologies, Inc. (NYSE:A), a U.S. publicly traded life sciences, diagnostics and applied chemical analysis company since September 2021 and Vimian Group AB, a Swedish public limited liability company supporting veterinary professionals, since April 2021. Dr. Dolsten previously served on the board of directors of Karyopharm Therapeutics Inc., a public pharmaceutical company from March 2015 to December 2021. We believe that Dr. Dolsten’s qualifications to serve on our Board include his experience working at pharmaceutical companies and extensive knowledge of the healthcare industry.
Peter Fong, M.D., Ph.D. has served as one of our directors since September 2025. Following the Annual Meeting, Dr. Fong will serve as the Chairman of the Board if he is elected at the Annual Meeting. Dr. Fong has more than 20 years of scientific, venture capital, and biopharma leadership experience. He currently serves as Partner and President at RTW. In addition to his broad management across the firm, he also leads RTW’s Asset Development & Financing division. This team is responsible for RTW’s company creation efforts and its focus on building next-generation biotech firms capable of bringing life-saving medicines to patients. He is Chairman of Prolium Biosciences and Yarrow Biotechnologies and an executive board member of Corxel Pharmaceuticals, each of which was founded by RTW under his leadership. Prior to joining RTW, Dr. Fong worked at Flagship Pioneering in Cambridge as a Senior Principal on the innovation team, where he led the creation of four Flagship-backed companies. Earlier in his career, Dr. Fong held key roles in business development and company building. At Genentech, he worked in oncology business development leading a partnership with BioNTech on mRNA-based personalized cancer vaccines, at Memorial Sloan-Kettering leading its New Ventures & Business Development unit, and as Co-Founder and VP of R&D at Carigent Therapeutics, which was spun out of Yale University. He also worked as a chemist for General Electric between his undergraduate and graduate education. Dr. Fong earned a Ph.D. in Bioengineering from Yale University, where he was subsequently a James Hudson Brown, Alexander Brown Coxe Postdoctoral Fellow. He also holds a BS in Biochemistry from Indiana University. We believe that Dr. Fong is qualified to serve on our Board due to his years of experience in, and extensive knowledge of, the biopharmaceutical industry.
Fady Malik, M.D., Ph.D. has served as one of our directors since March 2022. Dr. Malik has served as the Executive Vice President of Research and Development at Cytokinetics, Inc., a publicly-traded biopharmaceutical company focused on discovering, developing, and commercializing muscle activators and inhibitors, since November 2015, and he has been with Cytokinetics since its inception in 1998. Prior to taking on his current role in 2015, Dr. Malik had several other roles of increasing seniority within Cytokinetics, including serving as the Senior Vice President of Research and Development from August 2014 to November 2015, as the Senior Vice President of

Research and Early Development from June 2012 to August 2014 and as Vice President, Biology from March 2008 to June 2012, all of which roles were focused towards building Cytokinetics’ cardiovascular and skeletal muscle programs from their conception. In addition, since 2000, Dr. Malik has held an appointment in the Cardiology Division of the University of California, San Francisco, where he is currently a Clinical Professor. Dr. Malik is a cardiologist by training, and he was a practicing Interventional Cardiologist at the San Francisco Veterans Administration Medical Center for over 18 years. Dr. Malik received a B.S. from the University of California at Berkeley, a Ph.D. from the University of California at San Francisco and his M.D. from the University of California at San Francisco. We believe that Dr. Malik’s qualifications to serve on our Board include his depth of knowledge of the pharmaceutical industry and his many years of experience in clinical research and drug development.
Gaurav Shah, M.D. has served as our Chief Executive Officer and as one of our directors since January 2018. Dr. Shah was appointed Chief Executive Officer of Private Rocket in September 2015. Prior to joining Private Rocket, from 2011 to 2015, Dr. Shah held various leadership positions at Novartis including Global Program Head for CART-19, Global Clinical Program Head for CTL-019 and Biosimilars, and Global Clinical Leader for Afinitor. Prior to Novartis, he spent three years at Eli Lilly and Company as Medical Director overseeing clinical development of numerous programs including olaratumab. During his industry tenure, he has participated in several drug development programs resulting in successful regulatory approvals, such as CTL-019 in pediatric ALL, the first cell and gene therapy approved in the U.S., and successful commercial launches. He also serves on the boards of Talaris Therapeutics, Inc. and privately-held Altheia Science. Prior to joining industry, Dr. Shah was Assistant Professor of Medicine/Oncology at Columbia University. He holds a B.A. in Behavioral Neuroscience from Harvard University and an M.D. from Columbia University. Dr. Shah completed his internal medicine residency at Brigham & Women’s Hospital/Harvard Medical School and completed his hematology/oncology fellowship training at the Memorial-Sloan Kettering Cancer Center. We believe Dr. Shah is qualified to serve on our Board due to his role as Chief Executive Officer of the Company and his significant leadership and management experience in the biopharmaceutical industry.
David P. Southwell has served as one of our directors since August 2014. He served as President, Chief Executive Officer and board member of TScan Therapeutics, a publicly-traded, clinical-stage biopharmaceutical company from October 2018 through March 2023. Mr. Southwell previously served as the President and Chief Executive Officer of Inotek from July 2014 to January 2018. From March 2010 to October 2012, Mr. Southwell served as Executive Vice President, Chief Financial Officer of Human Genome Sciences, Inc., which is owned by GlaxoSmithKline plc. Prior to his time at Human Genome Sciences, Mr. Southwell served as Executive Vice President and Chief Financial Officer of Sepracor Inc. from July 1994 to July 2008. Mr. Southwell has also served on the board of directors of PTC Therapeutics Inc. since December 2005 and Spero Therapeutics, Inc. from February 2018 to April 2019. Mr. Southwell received a B.A. from Rice University and an M.B.A. from Dartmouth College, where he served on the Board of Overseers from 2011 to 2020. We believe that Mr. Southwell’s qualifications to serve on our Board include his broad experience serving on the boards of directors of public companies, his specific experience with public therapeutics companies and his executive leadership, managerial and business experience.
Information about Our Executive Officers
The following table identifies our executive officers and sets forth their current position(s) and their ages as of March 24, 2026.

Name	Age	Position(s) Held
Gaurav Shah, M.D.	51	Chief Executive Officer and Director
Sarbani Chaudhuri, M.B.A.	51	Chief Commercial & Medical Affairs Officer
Syed Rizvi, M.D.	59	Chief Medical Officer
Christopher Stevens	46	Chief Operating Officer
Jonathan Schwartz, M.D.	62	Chief Science & Gene Therapy Officer
John Militello, CPA	52	Vice President of Finance, Senior Controller & Treasurer, Principal Accounting Officer
Martin Wilson, J.D.	49	General Counsel and Chief Corporate Officer, Senior Vice President, Interim Principal Financial Officer

You should refer to “Nominees for Election as Directors” above for information about our Chief Executive Officer, Gaurav Shah, M.D. Biographical information for our other executive officers, as of March 24, 2026, is set forth below.
Sarbani Chaudhuri, M.B.A. joined Rocket as Chief Commercial & Medical Affairs Officer in April 2025. Ms. Chaudhuri, age 50, most recently served as the Vice President at Johnson & Johnson Innovative Medicine leading hematology from February 2022 through March 2025, where she was a driving force in J&J becoming the top hematology company worldwide in 2024. She led exponential growth of the multi-billion-dollar business, building an industry-leading multiple myeloma powerhouse with DARZALEX® and launching pioneering cell therapy and bispecifics CARVYKTI®, TECVAYLI®, TALVEY®, while expanding into lymphoma and leukemia with a next-generation pipeline. Prior to Johnson & Johnson, Ms. Chaudhuri served as Global Head of ENHERTU® and Breast Cancer at AstraZeneca from June 2020 through November 2021, where she established an unparalleled leadership foundation through unlocking multiple HER2-directed tumors. Before AstraZeneca, Ms. Chaudhuri worked at Pfizer from January 2014 through June 2020 in several roles of increasing responsibility. Earlier in her career, Ms. Chaudhuri also worked at Novartis, where she held several leadership roles within Novartis’ U.S. sales and marketing organization, playing a key role in strengthening the U.S. go-to-market model. Ms. Chaudhuri received a Bachelor of Engineering degree from VJTI, University of Mumbai, a Master of Business Management from XLRI, Institute of Management Studies, and an MBA from the University of Pennsylvania, with a focus on healthcare management.
Syed Rizvi, M.D., joined Rocket as Chief Medical Officer in September 2025. Dr. Rizvi most recently served as Chief Medical Officer at Poseida Therapeutics, an allogeneic cell therapies and genetic medicines company, where he advanced Poseida’s promising pipeline of allogeneic CAR-T and gene therapy programs to the point of the company’s acquisition by Roche in January 2025. Before Poseida, Syed was Chief Medical Officer at Caribou Biosciences, an allogeneic cell therapy company, where he was responsible for overall strategy and execution of all clinical development programs. Prior to this, he served as Chief Medical Officer at Chimeric Therapeutics, where he helped build the company’s pipeline by licensing programs from leading universities and progressing existing programs through the clinical development process. Previously, Dr. Rizvi held a series of global clinical leadership roles of increasing responsibility at Legend Biotech, Celgene, Novartis, Merck, and Genta Inc. Dr. Rizvi received his M.D. from Dow Medical College and spent several years in direct patient care before joining Saint Vincent’s Comprehensive Cancer Center in New York. He has authored multiple scientific publications in peer-reviewed journals and is a member of the American Society of Clinical Oncology, the American Society of Hematology, the American Society for Transplantation and Cellular Therapy, and the European Hematology Association, among other professional organizations.
Christopher Stevens, joined Rocket as Chief Operating Officer in July 2025. Mr. Stevens most recently served as the Executive Vice President and Chief Patient Supply Officer from October 2022 through July 2025 at Spark Therapeutics, a private gene therapy company, where he successfully led teams across manufacturing, supply chain, quality, compliance, engineering, EHS, and facilities, playing a key role in delivering gene therapies to patients globally. During his tenure at Spark, he was also Head of Manufacturing from February 2017 through April 2020, through the approval and launch of Luxturna, the first gene therapy approved for a genetic disease in the U.S. and EU. Mr. Stevens later served as Asset General Manager, from April 2020 through May 2022, for the Hemophilia A program and subsequently Head of Product Strategy, from May 2022 through October 2022, overseeing program development for Spark’s entire portfolio. Prior to Spark, Mr. Stevens was at GlaxoSmithKline, a global biopharma company, from January 2013 through February 2017, where he led teams focused on strategy, operations, and planning, as well as GMP clinical manufacturing operations including process transfer and cell banking. Earlier in his career he held roles of increasing responsibility at Bristol-Myers Squibb, a global biopharma company, from June 2001 through January 2013, in process engineering, manufacturing and supply chain in Massachusetts, Indiana and Puerto Rico. Mr. Stevens currently serves as President of the Board at A Haven – a non-profit family grief center in Chester County, Pennsylvania. He received his M.S. in Industrial Management from the University of Southern Indiana and a B.S. in Chemical Engineering from Purdue University.
Jonathan Schwartz, M.D. joined Rocket as Chief Medical Officer in January 2018 in connection with the Reverse Merger. Dr. Schwartz served as Chief Medical Officer from January 2018 until he transitioned to Chief Gene Therapy Officer in April 2023. In March 2024, Dr. Schwartz became Rocket’s Chief Medical & Gene Therapy Officer. Dr. Schwartz joined Private Rocket in January 2016 and served as Chief Medical Officer and Head of Clinical Development until the Reverse Merger. Dr. Schwartz has over 20 years of combined clinical practice and drug development experience. Prior to Private Rocket, Dr. Schwartz was Vice-President of Clinical Development at Stemline Therapeutics, where he oversaw development efforts for anticancer, vaccine and small-molecule platforms, a position he held since 2014. Prior to Stemline, he spent seven years at Eli Lilly and Company in several leadership positions, including Vice-President of Clinical Science, where he led development teams for numerous drug programs including ramucirumab.
Previously, Dr. Schwartz was Associate Professor of Medicine at the Mount Sinai Medical Center in New York, specializing in the treatment and translational research of hepatobiliary malignancies and also served as Director for the Hematology-Oncology Fellowship training program. He has a B.A. in American Civilization from Brown University and an M.D. from Washington University (St. Louis). He completed post-graduate Internal Medicine and Hematology-Oncology training at the Mount Sinai and New York Presbyterian Hospitals.
John Militello, CPA joined as the Company’s Controller in January 2018 and is currently the Vice President of Finance, Senior Controller & Treasurer, Principal Accounting Officer. Mr. Militello served as the Company’s Interim Principal Financial Officer from March 2022 to March 2024. Before joining the Company, Mr. Militello served as the Vice President of Finance and Principal Financial and Accounting Officer with Immune Pharmaceuticals Inc. from April 2015 to November 2017. Prior to that Mr. Militello was an Assistant Controller with Travere Therapeutics, formerly Retrophin, Inc. (NASDAQ: TVTX), a San Diego based biotech company. Mr. Militello was a Senior Manager in the biotech practice of BDO USA, LLP serving multi-national SEC registrants. Mr. Militello is a Certified Public Accountant and earned his Bachelor of Science degree in Accounting from St. Joseph’s College.
Martin Wilson, J.D. joined Rocket as General Counsel and Chief Compliance Officer in November 2021 and became Chief Corporate Officer in March 2024. Mr. Wilson was appointed interim Principal Financial Officer in September 2025. Mr. Wilson has over 20 years of legal, compliance and executive experience and accomplishment within the life sciences industry. Before Rocket, Mr. Wilson was General Counsel and Chief Corporate Officer at Ichnos Sciences Inc. (“Ichnos”), a research and development company focused on oncology, autoimmune disease and pain management, from January 2020 through November 2021. Prior to his time at Ichnos, Mr. Wilson served as General Counsel at Teligent Inc., a generic pharmaceutical company, from April 2017 through December 2019. Mr. Wilson earned his Juris Doctorate from Villanova University Charles Widger School of Law.
Information about the Board and Corporate Governance
Board of Directors
The Board oversees our business and monitors the performance of our management. Our executive officers and management oversee the day-to-day operations.
The Board held six meetings during the year ended December 31, 2025. During the year ended December 31, 2025, each director then in office attended at least 75% of the total of (i) the meetings of the Board held during the period for which he or she has been a director and (ii) the meetings of the committee(s) on which that director served during such period. Each of our directors then in office attended our 2025 annual meeting of stockholders. It is our policy to encourage our directors to attend the Annual Meeting.
The Board is also focused on overboarding concerns and strongly believes that all directors have sufficient time and attention to devote to Board duties and to otherwise fulfill the responsibilities required of directors. Prior to recommending a candidate as a nominee for director, the Nominating and Corporate Governance Committee reviews the candidate’s professional commitments, including the number of boards on which the candidate serves and considers whether those commitments may limit the ability of the candidate to devote sufficient time and attention to Board duties.
Board of Directors Independence
Under the listing requirements and rules of Nasdaq, independent directors must compose a majority of a listed company’s board of directors. In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent within the meaning of applicable Nasdaq rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. In making this determination, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. As a result of this review, our Board determined that each of Dr. Björk, Mr. Boess, Dr. Malik, Mr. Pratumsuwan, Dr. Southwell, and Dr. Fong qualify as “independent” directors within the meaning of the Nasdaq rules. As required under applicable Nasdaq rules, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Dr. Wong is the current Chairman of our Board and is not considered an independent director due to his role as chairman of an affiliate, RTW, and his continued role as an employee of the Company. Dr. Shah is our Chief Executive Officer and not considered an independent director. Dr. Dolsten was party to a consulting agreement with the Company pursuant to which he receives compensation for providing R&D consulting services and is not considered an independent director. Consistent with Nasdaq listing requirements, the independent directors regularly have the opportunity to meet in executive sessions without Dr. Wong, Dr. Shah and Dr. Dolsten in attendance. The purpose of these executive sessions is to promote open and candid discussion among the independent directors. We do not have a lead independent director.
Committees of the Board
The Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. During the year ended December 31, 2025, the Audit Committee held four meetings, the Compensation Committee held six meetings, and the Nominating and Corporate Governance Committee held three meetings. Continuing directors and our nominees for election as director are strongly encouraged to attend the annual meeting of stockholders and to participate in our committee meetings. The following table provides membership information for each committee:

Name	Audit	Compensation	Nominating and Corporate Governance
Elisabeth Björk	X
Carsten Boess**	X*	X
David Southwell		X*	X*
Mikael Dolsten
Fady Malik
Peter Fong		X	X
Piratip Pratumsuwan	X

*	Committee Chairman
**	Financial Expert
Audit Committee
The members of the audit committee of the Board (the “Audit Committee”) are Dr. Elisabeth Björk, Mr. Carsten Boess, and Mr. Piratip Pratumsuwan. Mr. Boess serves as chair of the Audit Committee. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq and which is available on our website at www.ir.rocketpharma.com/corporate-governance/governance-highlights. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
Our Board has determined that Dr. Björk, Mr. Boess, and Mr. Pratumsuwan are independent within the meaning of Rule 5605 of the Nasdaq listing standards and Rule 10A-3 under the Exchange Act. In addition, our Board has determined that each member of the Audit Committee is financially literate, and that Mr. Boess qualifies as an “audit committee financial expert” as defined in applicable SEC rules. In making this determination, our Board has considered the formal education and nature and scope of their previous experience, coupled with past and present service on various audit committees. The responsibilities of our Audit Committee include, among other things:
•	appointing, determining the compensation of, and assessing the independence of our independent registered public accounting firm;
•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
•
reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing major issues as to the adequacy of our internal control over financial reporting;
•
establishing procedures for the receipt, retention and treatment of complaints received regarding ethics-related issues or potential violations of our code of business conduct and ethics and accounting and auditing-related complaints and concerns;

•
recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	regularly reporting to, and reviewing with the Board, any issues that arise with respect to the integrity of our financial statements and our compliance with legal and regulatory requirements;
•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
•	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and
•	discussing quarterly earnings releases.
Dr. Elisabeth Björk and Mr. Piratip Pratumsuwan will not stand for re-election at the Annual Meeting, and their terms as directors, including as members of the Audit Committee will end upon the election of the Board at the Annual Meeting.

AUDIT COMMITTEE REPORT*
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management and our registered public accounting firm, EisnerAmper LLP. The Audit Committee has discussed with EisnerAmper LLP the matters required by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. The Audit Committee has also received the written disclosures and the letter from EisnerAmper LLP required by applicable requirements of the PCAOB regarding EisnerAmper LLP’s communication with the Audit Committee concerning independence, and has discussed with EisnerAmper LLP the firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC.
Rocket Pharmaceuticals, Inc.
Audit Committee
Carsten Boess, Chairman
Elisabeth Björk
Piratip Pratumsuwan
*
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing we make under either the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee
The members of our Nominating and Corporate Governance Committee are Mr. David Southwell and Dr. Peter Fong. Mr. Southwell serves as chairman of the Nominating and Corporate Governance Committee. Our Board has determined that all members of our Nominating and Corporate Governance Committee are independent within the meaning of Rule 5605 of the Nasdaq listing standards. The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of Nasdaq and is available on our website at www.ir.rocketpharma.com/corporate-governance/governance-highlights. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
The responsibilities of our Nominating and Corporate Governance Committee include, among other things:
•	recommending to the Board criteria for Board and committee membership;
•	establishing a policy and procedures for identifying and evaluating Board candidates, including nominees recommended by stockholders;
•	identifying individuals qualified to become members of the Board;
•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;
•	developing and recommending to the Board a set of corporate governance guidelines; and
•	overseeing the evaluation of the Board and management.
The Nominating and Corporate Governance Committee periodically determines the qualifications, qualities, skills and other expertise required to be a director and develops, subject to approval by the full Board, criteria to be considered in selecting nominees for director. Among other things, the Nominating and Corporate Governance Committee considers whether the Board reflects the balance of knowledge, experience, skills, expertise, integrity, and ability to make analytical inquiries that the Nominating and Corporate Governance Committee deems appropriate and it assesses the effectiveness of this policy/goal during the Board’s annual evaluation. The Nominating and Corporate Governance Committee has not adopted a policy regarding the consideration of diversity in identifying director nominees. The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to current directors and others for background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board. The Nominating and Corporate Governance Committee may use outside consultants to assist in identifying or evaluating candidates. Final approval of director candidates is determined by the full Board.

The Nominating and Corporate Governance Committee will consider qualified candidates for directors recommended by stockholders. In general, stockholder recommendations are evaluated on the same basis as any recommendation from members of the Board or management of the Company. Recommendations should be sent to our Secretary, c/o Rocket Pharmaceuticals, Inc., 9 Cedarbrook Drive, Cranbury, New Jersey 08512. For additional information about our director nomination requirements, please see “Stockholder Proposals and Nominations” and our Amended and Restated Bylaws (“bylaws”).
Compensation Committee
The members of our Compensation Committee are Mr. Carsten Boess, Mr. David Southwell and Dr. Peter Fong. Mr. Southwell serves as chairman of the Compensation Committee. All members of the Compensation Committee are independent within the meaning of Rule 5605 of the Nasdaq listing standards. The Compensation Committee operates under a written charter that satisfies the applicable standards of Nasdaq and is available on our website at www.ir.rocketpharma.com/corporate-governance/governance-highlights. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
The responsibilities of the Compensation Committee include, among other things:
•	reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer;
•	evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and determining and approving the compensation of our Chief Executive Officer;
•	determining the compensation of our other executive officers;
•	overseeing and administering our compensation and similar plans;
•	appointing, compensating, and overseeing potential current compensation advisors in accordance with the independence standards identified in the applicable rules of Nasdaq;
•	reviewing our policies and procedures for the grant of equity-based awards;
•	reviewing and making recommendations to the Board with respect to director compensation;
•	preparing the Compensation Committee Report required by SEC rules to be included in our annual proxy statement or Annual Report on Form 10-K, if applicable; and
•	reviewing and discussing with the Board corporate succession plans for the Chief Executive Officer and other key officers.
As part of its process for approving or recommending to the Board the compensation for our senior executives other than our Chief Executive Officer, the Compensation Committee reviews and considers the recommendations made by our Chief Executive Officer. In fulfilling its responsibilities, the Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, but only to the extent consistent with our certificate of incorporation, bylaws, Nasdaq rules, and other applicable law. In addition, pursuant to its charter, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation. Since October 2016, the Compensation Committee has directly engaged a compensation consultant to assist with matters relating to senior executive and director compensation. The Compensation Committee requested that its compensation consultant:
•	develop a peer group of public companies to be used to benchmark pay levels of the senior leadership team and the Board;
•	benchmark the total direct compensation of the senior leadership team;
•	review the pay mix of the senior leadership team and compare it to the pay mix of the named executive officers of our peer group;
•	review the amount of equity used to support the executive and Board pay programs and evaluate how this equity usage compared to peer practices and proxy advisory policies; and
•	conduct a detailed analysis of the design and amount of board of director pay at the peer companies and compare this to the Company’s current practices.

The Compensation Committee’s compensation consultant ultimately developed recommendations that were presented to the Compensation Committee for its consideration. These recommendations covered the executive and Board pay programs. Semler Brossy Consulting Group LLC (“Semler Brossy”) has served as the Compensation Committee’s compensation consultant since June 2019. Pursuant to the factors set forth in Item 407 of Regulation S-K of the Exchange Act, the Compensation Committee reviewed the independence of Semler Brossy, and conducted a conflicts of interest assessment (taking into consideration factors specified in the Nasdaq listing standards) on Semler Brossy. The Compensation Committee concluded that Semler Brossy is independent and their work for the Compensation Committee has not raised any conflicts of interest. No other fees were paid to Semler Brossy except fees related to their services to the Compensation Committee.
Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2025, each of Mr. David Southwell, Mr. Carsten Boess, and Dr. Peter Fong, Mr. Pedro Granadillo and Dr. Gotham Makker served on the Compensation Committee. No member of our Compensation Committee then in service had ever been an officer or employee of the Company or had any other relationship requiring disclosure herein. None of our executive officers then in office served as a member of the board of directors or compensation committee of any other entity that had one or more of its officers serving on our Board or Compensation Committee.
Board Leadership
Dr. Roderick Wong currently serves as the Chairman of our Board. If elected, following the Annual Meeting, Dr. Fong will serve as the Chairman of the Board. Our Board has determined that its current structure, with separate Chairman and Chief Executive Officer roles, is in the best interests of the Company and its stockholders at this time. The Board believes this governance structure promotes balance between the Board’s independent authority to oversee our business and the Chief Executive Officer and his management team who manage the business on a day-to-day basis. Our Board believes this leadership structure is appropriate for us, given Dr. Fong’s years of experience in, and extensive knowledge of, the biopharmaceutical industry and his ability to effectively identify strategic priorities for the Company.
Risk Oversight
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing the Company. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.
Our Board does not have a standing risk management committee, but instead administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee is responsible for overseeing our significant financial and operational risk exposures and the steps our management has taken to monitor and control these exposures.
The Audit Committee also monitors compliance with legal and regulatory requirements, including managing violations of our code of business conduct and ethics, and considers and approves or disapproves any related-person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies or programs has the potential to encourage excessive risk-taking.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.ir.rocketpharma.com/corporate-governance/governance-highlights, under the corporate governance tab on our website. We intend to satisfy applicable disclosure requirements regarding an amendment to, or a waiver from, a provision of our code of business conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, by posting such information on our website at the Internet address set forth above within four business days following the date of amendment or waiver. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
Stockholder Communications with Our Board
Stockholders wishing to communicate directly with our Board may send correspondence to our Secretary, c/o Rocket Pharmaceuticals, Inc., 9 Cedarbrook Drive, Cranbury, New Jersey 08512. Our Secretary will relay the information received to the Board. Stockholders may also visit our website at www.rocketpharma.com and select “Contact Us” to communicate online with us.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Company’s stockholders are being asked by the Audit Committee to ratify the appointment of EisnerAmper LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. EisnerAmper LLP served as the independent registered public accounting firm for Private Rocket from 2016 through the merger with Inotek and was appointed to be the independent registered public accounting firm for the Company on March 16, 2018. The Audit Committee is solely responsible for selecting the Company’s independent registered public accounting firm, and stockholder approval is not required to appoint EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. However, the Board believes that submitting the appointment of EisnerAmper LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. If the appointment of EisnerAmper LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 is ratified by the Company’s stockholders at the Annual Meeting, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of the Company and its stockholders. Representatives of EisnerAmper LLP are expected to be present at the Annual Meeting. These representatives will be provided an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.
Vote Required
The proposal to ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, requires the affirmative vote of a majority of the votes cast for and against this proposal at the Annual Meeting by holders of shares present by means of remote communication via the Internet or represented by proxy and entitled to vote on this proposal.
Our Recommendation
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF EISNERAMPER LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.
Pre-Approval Policies and Procedures
The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual case-by-case basis. All of the services described below were approved by our Audit Committee.
Audit Fees and Services
The following table presents aggregate fees billed for each of the years ended December 31, 2025 and 2024 for professional services rendered by EisnerAmper LLP in the categories listed below.
The Audit Committee pre-approved all services provided by our independent registered public accounting firm for the fiscal year ended December 31, 2025.

	2025	2024
Audit Fees(1)	$550,935	$555,608
Audit-Related Fees(2)	—	—
Tax Fees(3)	$201,353	$121,553
All Other Fees(4)	—	—
Total	$752,288	$677,161

(1)	“Audit Fees” include the aggregate fees billed for audit of annual financial statements, audit of internal controls under Sarbanes-Oxley

(for 2024), review of financial statements included in the Form 10-Qs, and services normally provided by the accountant for statutory and regulatory filings or engagements for those fiscal years. The 2025 audit fees included $5,000 related to the consent for the March 2025 S-8 filing.
(2)
“Audit-Related Fees” include the aggregate fees billed for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements.

(3)	“Tax Fees” include the aggregate fees billed for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning.
(4)	“All Other Fees” include the aggregate fees billed for any other products and services provided by the principal accountant.

PROPOSAL 3

NON-BINDING, ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Our Board is providing our stockholders with an opportunity to cast a non-binding, advisory vote on a resolution relating to the compensation of our named executive officers.
We have developed a compensation program that is designed to motivate employees to achieve short-term and long-term results that are in the best interests of our stockholders. We believe our compensation policy strikes an appropriate balance between the implementation of responsible, measured compensation practices and the effective provision of incentives for our named executive officers to exert their best efforts for our success.
We are asking for stockholder approval, on a non-binding, advisory basis, of a resolution relating to the compensation of our named executive officers as disclosed in this proxy statement, including the compensation tables and the narrative discussion following the compensation tables in this proxy statement. This vote, commonly referred to as the “Say on Pay” vote, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement. We currently hold our Say on Pay vote every year. Stockholders will have an opportunity to cast an advisory vote on the frequency of our Say on Pay votes at least every six years. The next advisory vote on the frequency of our Say on Pay vote will occur no later than the 2027 Annual Meeting of Stockholders.
The following resolution will be submitted for a stockholder vote at the Annual Meeting:
“BE IT RESOLVED THAT the Company’s stockholders hereby approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement for the 2026 Annual Meeting of Stockholders pursuant to Section 14A of the Exchange Act, including the Summary Compensation Table, and the narrative disclosures that accompany the compensation tables.”
As this vote is advisory, it will not be binding upon the Board or the Compensation Committee, and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of this vote. However, the Compensation Committee will carefully consider the outcome of this vote when considering future executive compensation policies and decisions.
Vote Required
For approval, this proposal must receive the affirmative vote of a majority of the votes cast for and against this proposal by the holders of shares present by means of remote communication via the Internet or represented by proxy and entitled to vote on this proposal.
Our Recommendation
THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3 TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE ABOVE RESOLUTION RELATING TO THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

Our Business
We are a fully integrated, late-stage biotechnology company focused on the development, manufacturing, and potential commercialization of genetic therapies for rare and often fatal diseases with high unmet medical need. Our innovative multi-platform approach is designed to create best-in-class gene therapy product candidates aimed at correcting the underlying genetic causes of complex inherited cardiomyopathies and related disorders, with the potential to deliver transformative and durable clinical benefits. Our platform is supported by in-house research and development capabilities and current cGMP manufacturing facilities that enable end-to-end control of clinical production, process development, and scale-up for potential commercialization.
Our Strategy
We seek to bring hope and relief to patients with devastating, undertreated and rare diseases through the development and commercialization of potentially curative first-in-class gene therapies. As a fully integrated, late-stage biotechnology company, we have the resources and opportunity to generate a portfolio of highly differentiated and potentially first-in-class or best-in-class genetic medicines.
In July 2025, we announced a strategic corporate reorganization and pipeline prioritization designed to maximize near-term value, extend our operational runway, and position the Company for sustained long-term growth. This initiative focuses our resources on advancing our Adeno-associated virus (“AAV”) cardiovascular gene therapy platform and supporting the submission of our responses to the U.S. Food & Drug Administration’s (the “FDA”) Complete Response Letter (CRL) for KRESLADI™. The program contemplates a scaled commercial effort tailored to the exceptionally small patient population affected by this ultra-rare indication, Leukocyte Adhesion Deficiency-I. As part of this strategic realignment, we have deprioritized further development activities related to our Fanconi Anemia and Pyruvate Kinase Deficiency programs. As part of the restructuring, the Company implemented a reduction in the workforce of approximately 30%, which, along with other planned cost-saving initiatives, is expected to reduce the Company’s 12-month operating expenses by nearly 25%.
Our strategy is built on several foundational pillars:
•
First-and-Best-in-Class Approach: With our program selection, we apply a rigorous, disease-based selection approach to identify and prioritize programs: targeting complex genetic disorders with differentiated therapies that offer the potential to be first-, best-, or only-in-class, focusing on monogenic disease with on-target mechanisms of action to directly address the root cause of the disease to offer superior clinical profiles, and choosing indications with sizable market opportunities to enable broad patient impact and sustainable value creation.

•
Strategic Focus on Rare Cardiovascular Indications: Our near-term research and platform investments are focused on leveraging our AAV capabilities in rare cardiovascular diseases. Collectively, our clinical cardiovascular gene therapy programs target the major genetically defined causes of hypertrophic, arrhythmogenic, and dilated cardiomyopathies which represent a significant portion of inherited heart disease and impact more than 100,000 patients in the U.S. and EU.

•
Late-Stage Science & Innovation with Robust Capabilities: We are advancing promising clinical programs designed to support regulatory approvals in the U.S. and Europe, with potential expansion into Asia and beyond. To support our clinical and future commercial endeavors, we are currently operating a ~100,000 sq. ft. U.S.-based in-house AAV cGMP manufacturing facility in Cranbury, New Jersey.

•
Expertise & Collaboration: Our leadership team brings a proven track record of over 20 successful U.S. and international drug approvals and launches with expertise in cell and gene therapies and rare diseases. We collaborate closely with scientific experts, healthcare providers, payors, and patient communities to ensure our therapies address real-world needs.

In the near- and medium-term, we are focused on:
•	Advancing our first-in-class product candidates targeting monogenic cardiovascular diseases with substantial unmet need from pre-Investigational New Drug application to registrational trials.
•	Continuing to build and scale proprietary in-house analytics, process development, and manufacturing capabilities to support clinical and potential commercial supply.

•	Evaluating potential strategic partnerships or other transactions for certain non-core programs to enable continued development, regulatory approval, and potential commercialization.
In the medium- and long-term, pending favorable data, we plan to:
•	Submit Biologics License Applications for certain of our clinical programs.
•	Expand our gene therapy platform to additional indications compatible with our technologies and core strategy.
•	Pursue potential eligibility for FDA priority review voucher programs.
Fiscal 2025 Business and Financial Highlights
In fiscal 2025, we achieved significant financial and business results, including:
•
In October 2025, the FDA assigned a Prescription Drug User Fee Act (PDUFA) target action date of March 28, 2026 for the Company’s biologics license application for KRESLADI™. On March 27, 2026, Rocket announced FDA approval of KRESLADI™.

•	In August 2025, the FDA lifted the clinical hold on the Company’s pivotal Phase 2 trial of RP-A501 for the treatment of Danon disease.
•	Completed an organizational restructuring announced in July 2025 intended to reduce headcount by approximately 30% and lower projected 12-month cash burn by approximately 25%.
•	Advanced development activities for RP-A701 for the treatment of BAG3-associated dilated cardiomyopathy, including preparation for initiation of a Phase 1 clinical trial.
•
Continued regulatory engagement with the FDA regarding potential pivotal development plans for RP-A601 for the treatment of PKP2-associated arrhythmogenic cardiomyopathy, while the ongoing Phase 1 study remained open and enrolling.

•
Strengthened the Company’s financial position and liquidity profile, ending fiscal 2025 with cash, cash equivalents and investments sufficient to support planned operations into 2027 based on current operating assumptions.

Principal Financial Officer Transition
On September 8, 2025, Martin Wilson was appointed as the Company’s interim Principal Financial Officer.
Stockholder Advisory Vote on Executive Compensation
Our stockholders have the opportunity annually to cast a non-binding, advisory vote to approve the compensation of our named executive officers. Consistent with the recommendation of our Board and the preference of our stockholders as reflected in the non-binding, advisory vote on the frequency of future “Say On Pay” votes conducted at our 2021 annual meeting of stockholders, we intend to provide for annual non-binding, advisory votes on the compensation of our named executive officers. The next non-binding, advisory vote on the frequency of our Say on Pay vote will occur no later than our 2027 annual meeting of stockholders.
At our 2025 annual meeting of stockholders, our Say On Pay proposal was approved by approximately 98% of the votes cast. While we view the strong support expressed in the Say On Pay proposal as a general endorsement of our named executive officer compensation program, we believe that it is constructive to have an ongoing dialogue with our stockholders and intend to take the views of our stockholders into consideration when making future decisions about named executive officer compensation.
Compensation Philosophy and Objectives
We have designed our executive compensation program to achieve the following objectives:
•	attract, motivate and retain executive officers of outstanding ability and potential;
•	motivate and reward behavior consistent with our corporate performance objectives; and

•	ensure that compensation is meaningfully tied to the creation of stockholder value through the development of best-in-class gene therapies.
We believe that our executive compensation program should include short-term and long-term elements and should reward consistent performance in achieving the corporate and strategic objectives that support long-term value creation. We evaluate both performance and compensation to ensure that the compensation provided to our executive officers remains competitive relative to compensation paid by similar companies operating in the biotechnology and pharmaceuticals industry, in particular our peer companies, taking into account the role and performance of the individual executive and the performance and strategic objectives of Rocket Pharmaceuticals.
Compensation Policies and Practices
Our executive compensation and corporate governance programs are designed to link pay with operational performance and increase long-term stockholder value while striking a responsible balance between risk and reward. To accomplish these objectives, we have adopted the following policies and practices over time:

What We Do	What We Don’t Do
 ☑
Establish pay-for-performance philosophy and culture

☑
Set goals for target direct compensation, over two-thirds of which are performance-based and/or at risk

☑
Maintain independent compensation committee

☑
Hire and retain independent compensation consultant

☑
Use shares under our long-term incentive program responsibly

☑
Conduct annual risk assessment of our compensation program

☑
Limit perquisites and personal benefits

☑
Maintain a clawback policy covering incentive-based cash and equity compensation

☒
Allow for pledging without prior Board approval or hedging of Company stock by executive officers or directors

☒
Provide tax gross-up payments

☒
Provide for single trigger vesting of equity awards

☒
Provide for excessive severance in the event of a change in control

☒
Allow for repricing, cash-out or exchange of “underwater” stock options without stockholder approval

☒
Provide executive pension plans or supplemental retirement plans

The compensation arrangements for our executive officers consist of base salary, performance-based cash incentives, equity awards, and broad-based welfare and health benefit programs. While we offer cash compensation in the form of base salaries and annual cash incentives, we intend equity compensation to be the central component of our executive compensation program.
We emphasize the use of equity to provide incentives for our executive officers to focus on the growth of our overall enterprise value and, correspondingly, to create value for our stockholders. The longer-term nature of equity mirrors the long-term investment in bringing new therapies to market and incentivizes continuity of leadership over the long term. For 2025, we provided annual equity compensation to our chief executive officer in the form of stock options at a weighting of 67% and RSUs at a 33% weighting (based on the grant date fair value of the awards under generally accepted accounting principles) and a 50% stock options weighting and 50% RSU weighting for other named executive officers. We believe that stock options serve as an effective performance incentive for our executive officers because the executive officer derives value only if our stock price increases and RSUs are complementary to stock options in that they are highly aligned with our stock price between the grant date and vesting dates. However, their shorter duration (i.e., lack of an exercise period) allow for value delivery to our named executive officers that is more consistent with the programs at other, larger pharma companies with which we compete for talent. The Compensation Committee also believes that stock options align our named executive officers’ compensation opportunities with sustainable long-term increases in our stock and fosters a “start-up” entrepreneurial culture that is critical to our company’s identity.
The Compensation Committee reviews our executive compensation program, including our equity compensation program, at least annually and with input from its independent compensation consultant. As part of this review process, the Compensation Committee considers whether our programs support our ability to attract, retain and motivate talented executive officers in a manner that drives the success of our business. This evaluation is conducted with input from the management team, as well as the Compensation Committee’s consideration of competitive market data and input provided by the Compensation Committee’s independent compensation consultant. The Compensation Committee also evaluates whether we are meeting our retention objectives and the potential cost of replacing key executive officers.
Compensation-Setting Process
The Compensation Committee is responsible for reviewing, evaluating, and approving the compensation arrangements of our executive officers and for establishing and maintaining our executive compensation policies and practices. The Compensation Committee seeks input and receives recommendations from our Chief Executive Officer when discussing the performance and compensation of other executive officers, and in determining the financial and accounting implications of our compensation programs and hiring decisions. The Compensation Committee is authorized to engage its own independent advisors to provide advice on matters related to executive compensation and general compensation programs. For additional information on our Compensation Committee, see “Board of Directors and Corporate Governance-Board Committees” elsewhere in this proxy statement.

EXECUTIVE COMPENSATION
We are a “smaller reporting company” under applicable SEC rules and are providing disclosure regarding our executive compensation arrangements pursuant to the rules applicable to smaller reporting companies, which means that we are not required to provide a compensation discussion and analysis and certain other disclosures regarding our executive compensation. The following discussion relates to the compensation of our named executive officers for 2025, consisting of Gaurav Shah, Christopher Stevens, and Martin Wilson.
2025 Summary Compensation Table
The following table sets forth the total compensation awarded to or earned by our NEOs during the fiscal years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Gaurav D. Shah, M.D. Chief Executive Officer	2025	671,076	—	806,751	1,613,377	403,048	15,988	3,510,241
	2024	635,880	—	1,997,976	4,001,997	190,764	14,790	6,841,407
Christopher Stevens Chief Operating Officer	2025	242,308	125,000	1,250,000	1,700,998	236,250	911	3,555,467
Martin Wilson General Counsel and Chief Corporate Officer, Senior Vice President, Interim Principal Financial Officer	2025	488,279	—	1,737,737	892,676	265,868	13,320	3,397,880
	2024	452,560	—	499,486	1,100,489	146,629	14,790	2,113,954

(1)	Represents, for Mr. Stevens, a one-time sign on bonus of $125,000. Mr. Stevens was hired as our Chief Operating Officer in July 2025.
(2)
Reflects the aggregate grant date fair value of RSU awards granted to our named executive officers in the year indicated, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For information regarding assumptions underlying the valuation of equity awards, see Note 9 to our consolidated financial statements for the year ended December 31, 2025. The amounts reported in this column reflect the accounting cost for these RSU awards and do not correspond to the actual economic value that may be received by the named executive officers upon the vesting of the RSUs or any sale of the corresponding shares of common stock.

(3)
Reflects the aggregate grant date fair value of option awards granted to our named executive officers in the years indicated, calculated in accordance with FASB ASC Topic 718. For information regarding assumptions underlying the valuation of equity awards, see Note 9 to our consolidated financial statements for the year ended December 31, 2025. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the named executive officers upon the exercise of the stock options or any sale of the underlying shares of common stock.

(4)	Represents annual cash incentives earned with respect to individual and Company performance in the years indicated, which were paid in the following year.
(5)
Except as otherwise noted, represents Company matching contributions to the accounts of our named executive officers in the Company’s 401(k) plan in the amount of $14,000 for Dr. Shah and Mr. Wilson and $0 for Mr. Stevens and the cost of $50,000 company paid life insurance for all employees, including NEOs.

2025 Outstanding Equity Awards at Fiscal Year-End
The following table provides information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2025.

	Option awards				Stock awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Gaurav D. Shah, M.D.	76,490	—	1.69	4/12/27	—	—	—	—
	395,000	—	18.75	3/29/28	—	—	—	—
	315,700	—	14.56	1/28/29	—	—	—	—
	383,306	—	22.72	2/6/30	—	—	—	—
	185,000	—	62.32	2/4/31	—	—	—	—
	297,037	—	19.05	2/14/32	—	—	—	—
	319,569	29,021	20.04	2/14/33	—	—	—	—
	114,627	81,739	30.01	2/16/34	—	—	—	—
	—	243,345	9.88	2/11/35	—	—	—	—
	—	—	—	—	118,954(3)	417,529	—	—
Christopher Stevens	—	554,071	3.07	8/04/35	—	—	—	—
	—	—	—	—	407,166(4)	1,429,153	—	—
Martin Wilson	100,000	—	23.04	12/16/31	—	—	—	—
	20,318	—	17.47	08/12/32	—	—	—	—
	79,892	7,255	20.04	02/14/33	—	—	—	—
	28,656	49,091	30.01	02/16/34	—	—	—	—
	—	134,642	9.88	02/11/35	—	—	—	—
	—	—	—	—	372,586(5)	1,307,777	—	—

(1)
These stock options have a grant date that is ten years prior to the expiration date. Such awards vest 33% on the first anniversary of the date of grant with the remaining portion subject to equal quarterly vesting over the following two years.

(2)	Reflects the product of $3.51, which was the closing market price of the Company’s stock on December 31, 2025, multiplied by the number of RSUs that had not vested as of December 31, 2025.
(3)
Reflects 116,317 RSUs granted on February 14, 2023; 66,577 RSUs granted on February 16, 2024 and 81,655 RSUs granted on February 11, 2025, one-third of each of which vest on the first anniversary of the grant date and two-thirds of which vest in equal quarterly installments over the following two years.

(4)
Reflects 407,166 RSUs granted on August 4, 2025, one-third of which vest on the first anniversary of the grant date and two-thirds of which vest in equal quarterly installments over the following two years.

(5)
Reflects 29,079 RSUs granted on February 14, 2023; 16,644 RSUs granted on February 16, 2024; 90,358 RSUs granted on February 11, 2025; 150,000 RSUs granted on September 8, 2025 and 100,000 RSUs granted on November 3, 2025, one-third of each of which vest on the first anniversary of the grant date and two-thirds of which vest in equal quarterly installments over the following two years.

Executive Agreements; Termination and Change in Control Benefits
Executive Employment Agreement with Christopher Stevens
On July 7, 2025 (the “Effective Date”), the Company and Mr. Stevens entered into an executive employment agreement (the “Stevens Employment Agreement”) pursuant to which he is initially entitled to receive an annual base salary of $525,000 and a target annual bonus of 45% of such salary. The Stevens Employment Agreement provided for initial new hire equity compensation equal to approximately $2,500,000, one-half of which was in the form of options to purchase shares of the Company’s common stock, and one-half of which was in the form of RSUs. One-third of the RSUs and options vest on the first anniversary of the grant, and the remaining two-thirds vest in eight quarterly increments over the following two years, subject to Mr. Stevens’ continued employment with the Company. The Company has also agreed that on the first Monday of the month following the one-year anniversary of the Effective Date, Mr. Stevens would receive an additional equity compensation award with a total value of $500,000, using the closing price on the day of the grant. One-half of the additional grant was in the form of options and one-half was in the form of RSUs. The Company also paid Mr. Stevens a sign-on bonus of $250,000 in a lump sum thirty days following Mr. Stevens’ start date. The Stevens Employment Agreement provides for a severance payment of nine months of annual base salary and nine months of Company-paid COBRA benefits upon certain qualifying terminations of employment and Mr. Stevens’ execution of an irrevocable release of claims in favor of the Company. In connection with a qualifying termination within twelve months following a Change in Control (as defined in the Stevens Employment Agreement), Mr. Stevens would be entitled to a lump sum payment equal to twelve months of annual base salary, a lump sum amount equal to any annual bonus to which Mr. Stevens would have been entitled for the year in which termination occurs, and, if timely elected, twelve months of Company-paid COBRA benefits.
Severance and Change in Control Agreements
In October 2018, the Company entered into a Severance and Change in Control Agreement (the “Severance Agreement”) with Gaurav D. Shah, M.D.
The Severance Agreement provides the executive with certain severance benefits upon certain qualifying terminations of employment.
In connection with a termination of the executive’s employment by the Company for Cause or by the executive without Good Reason (each as defined below), the executive is not entitled to any severance payments or benefits and is only entitled to receive (i) any accrued but unpaid base salary and accrued but unused vacation, (ii) any unpaid annual bonus with respect to any completed fiscal year immediately preceding the date of termination (provided, however, that if the executive is terminated for Cause, such bonus shall be forfeited), (iii) reimbursement for unreimbursed business expenses, and (iv) employee benefits, if any, to which the executive may be entitled as of the date of termination ((i) through (iv) collectively, the “Accrued Amounts”).
In connection with a termination of the executive’s employment with the Company without Cause or by the executive for Good Reason, the executive is entitled to receive the Accrued Amounts and, upon execution of an irrevocable release of claims in favor of the Company, (i) a lump sum payment equal to 12 months of the executive’s annual base salary for the year in which termination occurs and (ii) if timely elected, 12 months of Company-paid COBRA benefits.
In connection with a termination of the executive’s employment with the Company without Cause (other than on account of the executive’s death or Disability) or by the executive for Good Reason within 12 months following a Change in Control (as defined below), the executive is entitled to receive, upon execution of an irrevocable release of claims in favor of the Company, (i) the Accrued Amounts, (ii) a lump sum payment equal to 18 months of the executive’s annual base salary for the year in which termination occurs, (iii) a lump sum amount equal to any annual bonus to which the executive would have been entitled for the year in which termination occurs, and (iv) if timely elected, 18 months of Company-paid COBRA benefits.
In connection with a termination of the executive’s employment upon death or Disability (as defined in the Severance Agreement) of the executive, the executive (or the executive’s estate or beneficiaries) is entitled to receive the Accrued Amounts and a pro-rata portion of the annual bonus, if any, the executive would have earned for the year in which termination occurs.
Under certain circumstances, the payments and benefits provided under the Severance Agreement in connection with a Change in Control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. Under certain circumstances, these payments and benefits may also subject the executive to an excise tax under Section 4999 of the Code. If the payments or benefits payable to an executive in connection with a Change in Control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a greater net after-tax benefit to the executive.

For purposes of the Severance Agreement, “Cause” means (as determined by the Board in their discretion exercised in good faith):
•	any material breach by the executive of any agreement between the executive and the Company;
•	the conviction of, indictment for or plea of nolo contendere by the executive to a felony or a crime involving moral turpitude; or
•	any material misconduct or willful and deliberate nonperformance (other than by reason of the executive’s Disability) by the executive of the executive’s duties to the Company.
For purposes of the Severance Agreement, “Good Reason” means the occurrence of any of the following in each case during the term of employment without the executive’s written consent, which circumstances are not remedied by the Company within 30 days of its receipt of a written notice from the executive describing the applicable circumstances (which notice must be provided by the executive within 90 days of the executive’s knowledge of the applicable circumstances):
•	a material, adverse change in the executive’s duties, responsibilities, authority, title or reporting structure;
•	a material reduction in the executive’s base salary or bonus opportunity; or
•	a geographical relocation of the executive’s principal office location by more than 50 miles.
For purposes of the Severance Agreement, a “Change in Control” shall be deemed to have occurred upon the occurrence of any one of the following events:
•	the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity;
•
a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction;

•	the sale of all of the stock of the Company to an unrelated person, entity or group thereof acting in concert; or
•
any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

Severance and Change in Control Program
Mr. Wilson participates in the Company’s Severance and Change in Control Program (the “Program”). Under the program, participants are eligible for benefits upon a termination of their employment by the Company without Cause or by the employee for Good Reason (a “qualifying termination”).
Under the Program, in connection with a termination of Mr. Wilson’s employment by the Company without Cause or by Mr. Wilson for Good Reason, Mr. Wilson would be entitled to (i) a lump sum payment equal to 9 months of his annual base salary for the year in which termination occurs and (ii) nine months of Company-paid COBRA benefits.
Upon a termination of Mr. Wilson’s employment by the Company without Cause or by Mr. Wilson for Good Reason within twelve months of a change in control, Mr. Wilson would be entitled to (i) a lump sum payment equal to 12 months of his annual base salary for the year in which termination occurs, (ii) twelve months of Company-paid COBRA benefits and (iii) a lump sum amount equal to any annual bonus to which Mr. Wilson would have been entitled for the year in which termination occurs.
Cause generally means as (i) any material breach by the participant of any agreement between the participant and the Company, (ii) the conviction of or plea of nolo contendere by the participant to a felony or a crime involving moral turpitude, or (iii) any material misconduct or willful and deliberate non-performance by the participant of the participant’s duties to the Company (other than by reason of the participant’s disability).
Good Reason generally means (i) any material, adverse change in the participant’s duties, responsibilities, authority, title or reporting structure, (ii) a material reduction in the participant’s base salary or bonus opportunity, (iii) a geographical relocation of the participant’s principal office location by more than fifty (50) miles.

Under the Program, benefits are enhanced if the qualifying termination occurs after a Change in Control. Change in Control generally means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.
The cash portion of the severance benefits will be payable in a lump sum within 14 days of the effective date of a release and waiver executed by the departing employee provided that if such effective date could span two calendar years depending on the date on which the employee signs the release, the benefits will not commence until the later calendar year.
Sale Event, Death and Disability Benefits under Equity Award Agreements
The stock option agreements and restricted stock unit agreements under the 2014 Plan with the named executive officers provide for accelerated vesting of 100% of the unvested portion of the shares underlying the stock option or restricted stock units upon a termination of the executive’s employment with the Company without Cause or by the executive for Good Reason within 12 months following a Sale Event (as defined in the 2014 Plan), as well as in the event of termination due to death or permanent and total disability. In the event of an accelerated vesting of an executive officer’s options due to death or permanent and total disability, such options are exercisable for a period of 12 months from the earlier of such date and the initial termination date.
Cause and Good Reason generally have the same meaning ascribed to such terms in the Severance and Change in Control Program (as described above).
Sale Event generally means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing certain information, including the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning our pay-for-performance philosophy and how we align executive compensation with our performance, refer to the “Executive Compensation” section in this Proxy Statement.
The Pay Versus Performance Table below discloses the relationship between the compensation actually paid to the executive officers and the Company’s financial performance during the years ended December 31, 2023, 2024, and 2025. The compensation information presented in this table is different from compensation information presented in the Summary Compensation Table above. The differences can largely be attributed to variation in the treatment of equity awards in each of these tables.
•
In accordance with SEC rules, the Stock Awards and Options Awards columns in the Summary Compensation Table include the aggregate grant date fair values of the RSUs and options granted during the applicable year.

•
The Pay Versus Performance Table below differs from both the information presented and in the Summary Compensation Table for the applicable year, because it calculates “compensation actually paid” based on different methodologies, including, for example and generally, the value of equity awards not on the applicable grant date but at the end of the year that includes the grant date and the change in value during the applicable year for prior years’ equity awards.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOS(3)	Average Compensation Actually Paid to Non-PEO NEOS(4)	Total Shareholder Return(5)	Peer Group Total Shareholder Return	Net income (in thousands)(6)
2025	$3,510,241	($327,596)	$3,476,673	$2,368,312	$17.94	—	($223,123)
2024	$6,841,407	($1,671,681)	$3,067,934	($337,405)	$64.23	$113.84	($258,746)
2023	$8,013,553	$12,366,504	$3,477,295	$5,584,040	$153.14	$115.42	($245,595)

(1)
This column represents the amount of total compensation reported for Mr. Shah (our CEO) for each corresponding fiscal year in the “Total” column of the Summary Compensation Table (“total compensation”) for the applicable year. Please refer to the Summary Compensation Table in the applicable proxy statement.

(2)
This column represents the amount of “compensation actually paid” to Mr. Shah, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Shah during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Shah’s total compensation for each fiscal year to determine the “compensation actually paid”:

Year	Reported Summary Compensation Table Total for PEO(a)	Reported Summary Compensation Table Value of PEO Equity Awards(b)	Adjusted Value of Equity Awards(c)	Compensation Actually Paid to PEO
2025	$3,510,241	($2,420,128)	($1,417,709)	($327,596)

(a)
This column represents the amount of total compensation reported for Mr. Shah for 2025 in the “Total” column of the Summary Compensation Table. Please refer to the Executive Compensation Tables section of this Proxy Statement.

(b)
This column represents the aggregate grant date fair value of equity awards reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for 2025. Please refer to the Executive Compensation Tables section of the Company’s Proxy Statement. The amount in this column is replaced with the amount reported in the Adjusted Value of Equity Awards column in order to arrive at compensation actually paid for 2025.

(c)
This column represents an adjustment to the amounts in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for 2025. For 2025, the adjusted amount replaces the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for Mr. Shah to arrive at “compensation actually paid” to Mr. Shah for 2025. The adjusted amount is determined by adding (or subtracting, as applicable) the following for 2025: (i) the year-end fair value of any equity awards granted 2025 that are outstanding and unvested as of the end of 2025; (ii) the amount of change as of the end of 2025 (from the end of 2024) in the fair value of any awards granted in prior years that are outstanding and unvested as of the end of 2025; (iii) for awards that are granted and vest in 2025, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in 2025, the amount equal to the change as of the vesting date (from the end of 2024) in the fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during 2025, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in 2025 prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for 2025. The amounts added or subtracted to determine the adjusted amount are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years and Outstanding and Unvested at FYE	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value (from the End of the Prior Year) as of the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2025	$954,518	($1,045,377)	—	($1,326,850)	—	—	($1,417,709)

(3)
This column represents the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Shah) in the “Total” column of the Summary Compensation Table in each applicable fiscal year. Please refer to the Summary Compensation Table in the Company’s Proxy Statement for the applicable fiscal year. The names of each of the NEOs (excluding Mr. Shah) included for purposes of calculating the average amounts in each applicable fiscal year are as follows: (i) for 2025 Christopher Stevens and Martin Wilson (ii) for 2024, Aaron Ondrey, John Militello, Kinnari Patel, Martin Wilson and Jonathan Schwartz; (iii) for 2023, Kinnari Patel, John Militello, Raj Prabhakar and Mayo Pujols.

(4)
This column represents the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Shah), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Shah) during 2025. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Shah) for 2025 to determine the “compensation actually paid”, using the same adjustment methodology described above in Note 2(c):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs(a)	Average Reported Summary Compensation Table Value of Non-PEO NEO Equity Awards(b)	Average Non-PEO NEO Adjusted Value of Equity Awards(c)	Average Compensation Actually Paid to Non-PEO NEOs
2025	$3,476,673	($2,790,706)	$1,682,345	$2,368,312

(a)
This column represents the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Shah) in the “Total” column of the Summary Compensation Table in 2025.

(b)
This column represents the average of the total amounts reported for the NEOs as a group (excluding Mr. Shah) in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table in 2025. The amount in this column is replaced with the amount reported in the Average Non-PEO NEO Adjusted Value of Equity Awards column in order to arrive at compensation actually paid for 2025.

(c)
This column represents an adjustment to the average of the amounts reported for the NEOs as a group (excluding Mr. Shah) in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for 2025 determined using the same methodology described above in Note 2(c). For 2025, the adjusted amount replaces the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each NEO (excluding Mr. Shah) to arrive at “compensation actually paid” to each NEO (excluding Mr. Shah) for 2025, which is then averaged to determine the average “compensation actually paid” to the NEOs (excluding Mr. Shah) for 2025. The amounts added or subtracted to determine the adjusted average amount are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years and Outstanding and Unvested at FYE	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value (from the End of the Prior Year) as of the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2025	$2,175,999	($130,678)	—	($362,976)	—	—	$1,682,345

For purposes of the above adjustments, the fair value of equity awards on the applicable date were determined in accordance with FASB’s ASC Topic 718, using valuation methodologies that are generally consistent with those used to determine the grant-date fair value for accounting purposes. The assumptions used in calculating the fair value of the equity awards for 2025 did not differ in any material respect from the assumptions used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table, except that the option valuations used an estimated term between 4.78 years and 9.2 years, an estimated volatility between 73% and 94%, and a risk-free rate between 3.6% and 4.4%.

Stock Options	2025
Expected Term (years)	4.78-9.11
Strike Price	$3.07-$30.01
Volatility	73.86%-93.24%
Dividend Yield	0.00%
Risk-Free Interest Rate	3.65% -4.37%

(5)
Total Shareholder Return (“TSR”) represents the cumulative return on a fixed investment of $100 in the Company’s common stock, for the period beginning on the last trading day of fiscal year 2022 through the end of the applicable fiscal year, assuming reinvestment of dividends.

(6)	This column represents the amount of net income reflected in the Company’s audited financial statements for the applicable fiscal year.

Description of the Relationship Between Pay and Performance
The following charts illustrate (i) the relationship between compensation actually paid (“CAP”) for our PEO and the average CAP for our Non-PEO NEOs against the Company’s TSR and (ii) the relationship between our TSR and the TSR of our peer group:

Compensation Actually Paid vs. TSR
$153
$64
$18
$12.4M
$5.6M
-$1.7M
-$0.3M
-$0.3M
$2.4M
2023
2024
2025
PEO CAP
Average NEO CAP
RCKT TSR

The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against the Company’s net income:

Compensation Actually Paid vs. Net Income
($245.6M)
($258.7M)
($223.1M)
$12.4M
$5.6M
-$1.7M
-$0.3M
-$0.3M
$2.4M
2023
2024
2025
PEO CAP
Average NEO CAP
Net Income (in millions)

DIRECTOR COMPENSATION
Non-Employee Director Compensation Policy
The purpose of the Company’s non-employee director compensation policy is to provide a total compensation package that enables the Company to attract and retain, on a long-term basis, high-caliber directors who are not employees or officers of the Company. The Company’s compensation philosophy has been to target director cash compensation at or below the median and director equity grants in a competitive range of the median as compared to the same peer group the Company uses for executive compensation purposes, as disclosed above.
Semler Brossy, the Company’s independent compensation consultant, advises on director pay and annually prepares a director compensation study for the June Compensation Committee meeting, which includes a director compensation review against the Company’s peer group and an update on compensation trends and developments. In addition, Semler prepares an annual market and governance trend update for the September Compensation Committee meeting, and pertinent other updates are provided throughout the year as needed. The Company’s Compensation Committee annually recommends approval of a non-employee director pay package to the full Board for approval at the Company’s June Board meeting.
In September 2024, our Board adopted a policy governing the cash and equity compensation to its directors (the “Non-Employee Director Compensation Policy”). The Non-Employee Director Compensation Policy provides a schedule for the annual cash retainer for directors for board and committee service and the terms of the grants of equity awards to the directors. The policy limits the amount to be paid to any director in compensation for any fiscal year to the lesser of $1,000,000 ($1,500,000 for directors in their first year of joining the Board) and the 75th percentile of the compensation paid or granted to similarly situated non-employee members of the boards of directors of the companies comprising the peer group used by the Company for purposes of determining Director compensation for such fiscal year.
The fees paid to non-employee directors, other than our Chairman, for service on the Board and for service on each committee of the Board on which the director is a member are as follows:

Annual Retainer ($)
Board of Directors:
All non-employee members, except chairman	40,000
Audit Committee:
Members	10,000
Chairman	20,000
Compensation Committee:
Members	7,500
Chairman	15,000
Nominating and Corporate Governance Committee:
Members	5,000
Chairman	15,000

We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our Board and committee meetings. The Chairman of the Board does not receive any cash compensation and instead is compensated for service on the Board entirely in the form of equity. Our directors may elect to receive their annual retainer in options with aggregate grant date fair value equal to the cash amount of the retainer that they would have otherwise been entitled to receive on such date. Such options vest in full on the first anniversary of the grant date.
Pursuant to the Non-Employee Director Compensation Policy, directors are eligible to receive an annual equity award with a target dollar value of $360,000 (the “Annual Award”). This Annual Award is granted each year on the date of the annual meeting of stockholders of the Company. In addition, each person who first becomes a director on or following the effective date of the Non-Employee Director Compensation Policy is granted an initial award with a target dollar value of $360,000 (the “Initial Award”). Initial Awards vest monthly over a three year period and the Annual Award vests in full on the date of the next annual meeting of the stockholders of the Company following the grant.

For 2025, the Board approved equity grants to each non-employee director consisting of 30,000 RSUs, with a grant date fair value of $84,900. The Board elected to use a fixed-share grant approach in 2025 to manage potential dilution, as granting equity based on the $360,000 Annual Award target value would have required issuing more than four times the number of shares actually granted in 2025.
All of the foregoing option grants have or will have an exercise price equal to the fair market value of a share of common stock on the date of grant.
2025 Director Compensation Table
The following table presents the total compensation for each person who served as a member of our Board during 2025. Other than as set forth in the table, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our Board in 2025. Gaurav D. Shah, M.D., our Chief Executive Officer, received no compensation for his service as a director during 2025, and, consequently, is not included in this table. The compensation received by Dr. Shah as an employee during 2025 is presented in the “2025 Summary Compensation Table” earlier in this proxy statement and other related named executive officer compensation disclosures in this proxy statement.

Director Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total $
Elisabeth Björk, M.D., Ph.D.(2)	32,500	—	84,900	—	117,400
Carsten Boess	73,125	—	84,900	—	158,025
Mikael Dolsten, M.D., Ph.D.	47,500	—	209,894	125,000	382,394
Peter Fong(3)	14,319	—	177,066	—	191,385
Pedro Granadillo(2)(4)	—	—	154,897	—	154,897
Gotham Makker, M.D.(2)(5)	—	—	139,900	—	139,900
Fady Malik, M.D., Ph.D.	47,500	—	84,900	—	132,400
Piratip Pratumsuwan(6)	27,419	515,395	84,900	—	627,714
David Southwell	53,750	—	84,900	—	138,650
Keith Woods(7)	32,500	—	—	—	32,500
Roderick Wong, M.D.(8)	—	—	134,898	—	134,898
Naveen Yamalanchi(9)	2,581	—	—	—	2,581

(1)
For information regarding assumptions underlying the valuation of equity awards, see Note 9 to our consolidated financial statements for the year ended December 31, 2025. These amounts do not correspond to the actual value that may be recognized by the directors upon vesting of the applicable awards. As of December 31, 2025, Rocket Board members held unexercised options to purchase the following number of shares: 240,125 shares for Mr. Wong, 220,025 shares for Mr. Boess, 34,463 shares for Dr. Dolsten, 390,649 shares for Mr. Southwell, 186,341 shares for Dr. Björk, and 136,613 shares for Dr. Malik.

(2)
The grant date fair value of the 2025 Director stock awards was $ 84,900. Mr. Granadillo and Dr. Makker elected to receive RSUs in lieu of their 2025 cash retainer, which had the same grant date fair value as they would have otherwise received in cash.

(3)	Mr. Fong was appointed to our Board effective September 24, 2025, and his cash Board fees were prorated based on the number of days he served as a director in fiscal 2025.
(4)	Mr. Granadillo stepped down from our Board of Directors effective September 30, 2025.
(5)	Dr. Makker stepped down from our Board of Directors effective September 24, 2025.
(6)
Amounts in Option Awards represent the aggregate grant-date fair value of onboarding and annual option awards granted to Mr. Pratumsuwan in 2025 in accordance with the Company’s non-employee director compensation policy, computed in accordance with FASB ASC Topic 718 excluding the effect of estimated forfeitures.

(7)	R. Keith Woods did not stand for re-election at the 2025 Annual Meeting. As such, his term as a director, and a member of the Audit Committee and the Commercial Committee, expired on June 18, 2025.
(8)	As Chairman of the Board, Dr. Wong is not entitled to receive any cash fees for his service. Dr. Wong’s RSUs award consist of 30,000 director RSUs and 17,667 RSUs in lieu of cash retainer.
(9)	Dr. Yalamanchi stepped down from our Board of Directors effective January 25, 2025.
In February 2025, the Company entered into a consulting agreement with Mikael Dolsten, one of the Company’s board members, effective March 3, 2025, for services related to the Company’s R&D activities. As compensation for services rendered during 2025, the consultant received $125,000 paid in equal monthly installments and $125,000 of RSUs valued as of the closing price on March 3, 2025 which vested in full on December 31, 2025. The agreement terminated on December 31, 2025.

Clawback Policies
In March 2022, our Board adopted a clawback policy that covers incentive compensation paid to our employees. The policy provides that our Board or Compensation Committee may require an employee to repay to us compensation in the following circumstances: (i) as required by Section 304 of the Sarbanes-Oxley Act; (ii) as required by Section 954 of the Dodd-Frank Act as set forth in the Nasdaq Clawback Policy (as defined below); (iii) as required by any other applicable law, regulation or regulatory requirement; (iv) if we suffer significant financial loss, reputational damage or similar adverse impact as a result of actions taken or decisions made by the employee in circumstances constituting illegal or intentionally wrongful conduct, or gross negligence; or (v) if the employee is awarded or is paid out under the Second Amended and Restated 2014 Plan and any successor plan, or any other incentive compensation plan of the Company on the basis of significantly incorrect financial calculations or information or if events coming to light after the award or payout would have significantly reduced the amount of the award or payout if known at the time of the award or payout.
In September 2023, we adopted the Nasdaq Rule 5608 Compensation Clawback Policy (the “Nasdaq Clawback Policy”) for purposes of compliance with Section 10D of the Exchange Act and the Nasdaq listing standards. The Nasdaq Clawback Policy provides for the mandatory recovery of certain cash- and equity-based compensation paid to executive officers on or after October 2, 2023, including our named executive officers, on the basis of the achievement of financial performance measures in the event of an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws.
Equity Awards Grant Policy
Equity awards granted to our executive officers are generally granted early in the fiscal year and equity awards for our directors are generally granted in the second quarter in connection with the Company’s Annual Meeting. The equity awards for our executive officers and directors must be approved either by the Board or the Compensation Committee at a meeting or by unanimous written consent, per the policy adopted by the Compensation Committee governing equity to our executive employees. The timing of equity grant approvals may be changed in the event of extraordinary circumstances, including in connection with mid-year promotions and new hires. The policy further provides that the CEO may make awards to non-executive employees within prescribed limits. Generally, equity awards will be effective on the first Monday of the month following the employee’s start date, or for grants to existing employees, the date of approval. The exercise price of all stock options and stock appreciation rights must be equal to or greater than the fair market value of our common stock on the date of grant. The Compensation Committee did not take material nonpublic information into account when determining the timing and terms of equity awards in 2025. Similarly, the Compensation Committee does not time the release of material nonpublic information to affect the value of executive compensation. During fiscal 2025, we did not grant any stock options (or similar awards) to any of our named executive officers during any period beginning four business days before and ending one business day after the filing of any periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Form 8-K that disclosed any material non-public information.
Insider Trading Policy
The Company has adopted an insider trading policy that governs the purchase, sale, and/or other transactions of our securities by our directors, officers and employees. The policy generally requires that our executive officers and members of our Board may not trade in our equity securities during “blackout” periods and that such individuals must pre-clear trades or adopt plans in accordance with Exchange Act Rule 10b5-1 for sales of securities which they beneficially own. A copy of our insider trading policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements.

TRANSACTIONS WITH RELATED PERSONS
Policies and Procedures for Related Person Transactions
Other than compensation arrangements, we describe below the transactions, and series of similar transactions, since January 1, 2025, to which we were a party or will be a party, in which:
•	the amounts involved exceeded or exceeds $120,000; and
•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

We have adopted a written Related Person Transaction Policy, which requires that all related person transactions are reviewed and approved by our Audit Committee. This review covers any material transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, and a related person had or will have a direct or indirect material interest, including, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. A “related person” is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or their immediate family members or any entity owned or controlled by any of the foregoing persons.
Certain Related-Person Transactions
In February 2025, the Company entered into a consulting agreement with Dr. Dolsten, a member of the Board, effective March 3, 2025, for services related to the Company’s research and development activities. As compensation for services rendered, Dr. Dolsten received a total of $125,000 paid in equal monthly installments and $125,000 of RSUs valued based on the closing price on March 3, 2025, which cliff vested on December 31, 2025. The consulting agreement terminated on December 31, 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of March 24, 2026 for:
•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our capital stock;
•	our named executive officers;
•	each of our directors; and
•	all executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. A person is deemed to be a beneficial holder of our common stock if that person has or shares voting power, which includes the power to vote or direct the voting of our common stock, or investment power, which includes the power to dispose of or to direct the disposition of such capital stock. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them.
The table lists applicable percentage ownership based on 109,122,837 shares of common stock outstanding as of March 24, 2026. Shares of common stock that may be acquired by an individual or group within 60 days of March 24, 2026, pursuant to the exercise of options, warrants or other rights, are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.
Unless otherwise noted below, the address of each person listed on the table is c/o Rocket Pharmaceuticals, Inc., 9 Cedarbrook Drive, Cranbury, NJ 08512.

Name and address of beneficial owner	Number of Shares Beneficially Owned	Percent of Class
5% Stockholders
RTW Investments, LP(1) 40 10th Avenue, Floor 7 New York, NY 10014	18,188,457	16.7%
The Vanguard Group(2) 100 Vanguard Blvd Malvern, PA 19355	8,544,423	7.8%
Blackrock, Inc.(3) 55 East 52nd Street New York, NY 10055	5,930,178	5.4%
Named executive officers and directors
Gaurav Shah, M.D.(4)	3,226,322	3.0%
Christopher Stevens	—	*
Martin Wilson, J.D.(5)	410,683	*
Roderick Wong, M.D.(1)	18,428,582	16.9%
Elisabeth Björk, M.D., Ph.D.(6)	186,341	*
Carsten Boess(7)	220,025	*
Mikael Dolsten, M.D., Ph.D.(8)	57,103	*
Peter Fong, M.D.(9)	6,666	*
Fady Malik, M.D., Ph.D.(10)	139,379	*
Piratip Pratumsuwan(11)	63,761	*
David P. Southwell(12)	485,809	*
All directors and executive officers as a group (15 persons)(13)	23,224,671	21.3%

*	Represents beneficial ownership of less than one percent.

(1)
Based on Amendment No. 11 to Schedule 13D, jointly filed by RTW Investments, LP (“RTW”) and Roderick Wong with the SEC on December 16, 2024. According to Amendment No. 11 to Schedule 13D, the reporting persons had shared voting power and shared dispositive power with respect to 18,188,457 shares. The number shares of shares beneficially owned does not include 3,526,955 pre-funded warrants to purchase shares of Rocket’s common stock (the “Pre-Funded Warrants”) purchased by funds affiliated with RTW in September 2023 and December 2024. The Pre-Funded Warrants contain an exercise limitation prohibiting the holder from exercising the Pre-Funded Warrants until such time as the holder, together with certain other related parties, would not beneficially own after any such exercise more than 9.99% of the then issued and outstanding common stock (the “Blocker”). Due to the Blocker, the Pre-Funded Warrants beneficially owned by certain of the RTW Funds are not presently exercisable. According to Schedule 13D/A, the shares of common stock beneficially owned by the reporting persons are held by one or more funds (together the “RTW Funds”) managed by RTW Investments, LP (the “RTW Adviser”). The RTW Adviser, in its capacity as the investment manager of the RTW Funds, has the power to vote and the power to direct the disposition of all such shares of common stock held by the RTW Funds. Roderick Wong is the Managing Partner and Chief Investment Officer of the RTW Adviser. Roderick Wong is a control person of RTW and Chairman of the Board. Mr. Wong’s holdings also include 240,125 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 24, 2026. The address of RTW is 40 10th Avenue, Floor 7, New York, New York 10014.

(2)
Based on Amendment No. 3 to Schedule 13G, filed by The Vanguard Group with the SEC on January 30, 2026. According to the Schedule 13G, the reporting persons had shared voting power with respect to 593,350 shares, shared dispositive power with respect to 8,544,423 shares, and did not have sole dispositive power or sole voting power as to any shares. The address of the Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
Based on Amendment No. 2 to Schedule 13G, filed by Blackrock, Inc. with the SEC on January 29, 2024. According to Amendment No. 1 to Schedule 13G, the reporting persons had sole voting power with respect to 5,847,675 shares, sole dispositive power with respect to 5,930,178 shares, and did not have shared voting or dispositive power as to any shares. The address of Blackrock, Inc. is 50 Hudson Yards, New York, NY 10001.

(4)
Consists of (i) 1,052,833 shares of common stock, (ii) 207,897 shares of common stock owned by Dr. Shah’s wife, (iii) 198,341 shares of common stock held by Gaurav D. Shah Irrevocable Trust, (iv) 2,173,489 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 24, 2026 and (v) 64,115 shares of common stock issuable upon the vesting of RSUs within 60 days after March 24, 2026.

(5)
Consists of (i) 38,207 shares of common stock, (ii) 300,474 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 24, 2026 and (iii) 72,002 shares of common stock issuable upon the vesting of RSUs within 60 days of March 24, 2026.

(6)	Consists of 186,341 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 24, 2026.
(7)	Consists of 220,025 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 24, 2026.
(8)
Consists of (i) 41,353 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 24, 2026 and (ii) 14,220 shares of common stock issuable upon the vesting of RSUs within 60 days of March 24, 2026.

(9)	Consists of 6,666 shares of common stock issuable upon the vesting of RSUs within 60 days of March 24, 2026.
(10)	Consists of 139,379 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 24, 2026.
(11)	Consists of 63,761 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 24, 2026.
(12)	Consists of (i) 95,160 shares of common stock and (ii) 390,649 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 24, 2026.
(13)	Includes only current directors and executive officers serving in such capacity on the date of the table.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to us, or written representations from our officers and directors, we believe that during, and with respect to, 2025, all of our officers and directors and greater than 10% shareholders complied in all respects with the reporting requirements promulgated under Section 16(a), other than (i) a Form 3 report filed by Sarbani Chaudhuri in connection with her appointment as Chief Commercial & Medical Affairs Officer of the Company on April 7, 2025 which was filed on April 22, 2025, (ii) a Form 3 report filed by Christopher Stevens in connection with his appointment as Chief Operating Officer of the Company on July 7, 2025 which was filed on August 4, 2025, (iii) a Form 4 report filed by Martin Wilson in connection with an RSU grant on November 3, 2025 which was filed on November 10, 2025, (iv) Form 4 reports filed by Roderick Wong, Elisabeth Björk, Carsten Boess, Mikael Dolsten, Fady Malik, Piratip Pratumsuwan and David Southwell in connection with annual RSU and option grants on June 18, 2025 that were filed on July 18, 2025, and (v) a Form 4 report filed by Dr. Peter Fong in connection with onboarding RSU grants on September 24, 2025 that was filed on October 3, 2025.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2025 with respect to shares of our common stock that may be issued under the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(2)	17,163,585(3)	$16.19	6,443,656(4)
Equity compensation plans not approved by security holders	—	—	—
Total	17,163,585	$16.19	6,443,656

(1)	Does not include shares issuable upon vesting of outstanding time- and performance-based RSUs, which have no exercise price and are included in column (a).
(2)
Consists of the 2014 Plan, the 2015 and the 2014 Amended and Restated Employee Stock Purchase Plan (the “2014 ESPP”). The 2014 Plan provides that an additional number of shares will automatically be added to the shares authorized for issuance under the 2014 Plan on January 1 of each year. The number of shares added each year will be equal to 4% of the outstanding shares on the immediately preceding December 31. The 2014 ESPP provides on January 1, 2016 and each January 1 thereafter, the number of shares of common stock approved, reserved and available for issuance under the 2014 ESPP will be cumulatively increased by the lesser of (i) 600,000 shares of common stock or (ii) such number of shares as is necessary to set the number of unissued shares under the plan at 1% of the Company’s outstanding common stock as of January 1 of the applicable year; provided that the Board may act prior to the first day of any fiscal year to provide that there will be no January 1 increase in the share reserve for such fiscal year or that the increase in the share reserve for such fiscal year will be a lesser number of shares of common stock than would otherwise occur pursuant to the preceding clause.

(3)	Consists of shares underlying outstanding options and time- and performance-based restricted stock units under the 2014 Plan (with performance-based RSUs counted at maximum).
(4)
Consists of 6,443,656 shares available under the 2014 Plan. The number of shares that may be purchased under the current 2014 ESPP purchase period is indeterminable because it is dependent on individual contributions as well as our stock price at the end of the purchase period.

PROPOSAL 4

APPROVAL OF THE STOCK OPTION EXCHANGE PROGRAM
Introduction
We are seeking stockholder approval of a proposed stock option exchange program involving a repricing and exchange of outstanding stock options (the “Exchange Program”) for current employees of the Company (the “Eligible Employees”), excluding directors, executive officers at the EVP-level or above, advisers, consultants and contractors, through which we will offer to exchange certain stock options that have a per-share exercise price that is equal to or higher than the trading price of our common stock, as of the date immediately prior to the date we commence the Exchange Program (the “Eligible Options”), for new options (the “New Options”) on an approximately value-neutral basis. The exact number of shares underlying the New Options will be fewer than the number of shares underlying such Eligible Options and determined in accordance with the Exchange Ratio (as defined below). The New Options will be granted under the Company’s Amended and Restated 2014 Stock Option and Incentive Plan (the “2014 Plan”) and subject to new vesting requirements.
Approval of the Exchange Program will enable us to leverage stock incentive awards for the purposes for which they were originally intended: to retain our employees and to encourage behavior that will increase the value of the equity awards and the overall value of our Company. We would like to offer this program to Eligible Employees because we believe that it will provide a more cost-effective retention and incentive tool than additional equity grants or cash compensation.
We believe that, if approved by our stockholders at the Annual Meeting, the Exchange Program would potentially assist us in enhanceing long-term stockholder value by restoring competitive incentives to the Eligible Employees so they are further motivated to complete and deliver on the important strategic and operational initiatives of our Company, as exercise prices significantly in excess of market price undermine the effectiveness of stock option awards as employee performance and retention incentives. In addition, the Exchange Program will allow us to reduce our equity award “overhang” (that is, the number of shares subject to outstanding equity awards relative to the total number of shares of common stock outstanding) through the cancellation of outstanding stock options that currently provide no meaningful retention or incentive value to our Eligible Employees.
We anticipate commencing the Exchange Program prior to the Annual Meeting (the “Exchange Commencement Date”), with consummation of the Exchange Program subject to our stockholders’ approval of the Exchange Proposal. If we do not obtain stockholder approval of the Exchange Proposal at the Annual Meeting, we will not implement the Exchange Program and the current terms of the Eligible Options will remain in effect. Our Board of Directors reserves the right in its discretion to amend, postpone or, under certain circumstances, cancel the Exchange Program once it has commenced, but, if the Exchange Program is implemented, the Exchange Program will not be materially amended from the terms described in this proxy statement and in the tender offer statement in a manner that is more beneficial to Eligible Employees without first seeking additional stockholder approval.
Unless indicated otherwise, all numbers presented in this proxy statement under the heading “Proposal 4 - Approval of the Stock Option Exchange Program” are as of March 9, 2026, the date for which analysis related to the proposed stock option exchange program was performed by Semler Brossy Consulting Group LLC (“Semler Brossy”), our independent compensation consultant. These numbers are provided for illustrative purposes only.
Stockholder-Friendly, Approximately Value-Neutral Design
In reviewing strategies to address our out-of-the-money stock options, we were particularly focused on creating a program that is compatible with the interests of our stockholders. We believe the Exchange Program meets that objective by providing a more cost-effective and stockholder-friendly retention and incentive tool than simply issuing additional equity awards, lowering the exercise price of the underwater options or paying cash compensation in order to effectively retain and motivate our current employees. As explained above, the proposed Exchange Program would reduce our overhang, since the number of New Options issued in exchange for the underwater options will be fewer than the number of shares underlying the exchanged options. In addition, the Exchange Program is approximately value-neutral, meaning it keeps the aggregate value of the exchanged options and New Options approximately consistent. In particular (and as discussed in more detail below):
•
The implementation of the Exchange Program would result in a net reduction of the overhang from our equity compensation program (as of March 9, 2026, if implemented, the Exchange Program would reduce up to approximately 5.7% of our overhang on account of stock options and reduce 0.6% of our fully-diluted total common stock outstanding, depending upon the level of participation in the Exchange Program). The actual reduction in our overhang that may result from the Exchange Program could vary significantly and is dependent upon a number of factors, including the actual level of participation in the Exchange Program and the actual Exchange Ratio.
•
Exchange Ratios for the Exchange Program are intended to result in a “value for value” exchange, meaning that the accounting fair value of the replacement awards granted will be approximately equal to the fair value of the options that are surrendered, so that from the perspective of the Company, the exchange does not result in a windfall to participants.

We believe that these design features, among others, mean that the proposed Exchange Program is aligned with the interests of our stockholders.
Background and Reasons for the Exchange Program
Since February 2021, when our stock closed as high as $65.91 (on February 8, 2021), declines in our stock price have eroded the retentive and incentive value of stock options granted. For example, on March 9, 2026, our stock closed at $5.11.
Stock incentive awards are an essential part of our total compensation structure. This significant decline in the price of our common stock has a meaningful impact on the total compensation actually earned by our current employees. This impact on total compensation negatively affects our ability to retain and motivate our current employees, whom we rely on to achieve our business plans and strategic objectives.
During the course of 2025, the Compensation Committee began considering, with input from Semler Brossy, the Compensation Committee’s independent compensation consultant, whether implementing a stock option exchange program would assist with our retention efforts. The Compensation Committee met in the fourth quarter of 2025 and in the first quarter of 2026 to discuss a potential solution. Additionally, the Board discussed the option exchange program at its December 2025 and March 2026 meetings. These discussions were undertaken in the context of this sustained decline in the market price of the Company’s shares, which has resulted in a situation where, as of March 9, 2026, the Company had a total of approximately 12.2 million outstanding options, 85% of which were underwater at a stock price of $5.11. Of the Eligible Options, approximately 91% were granted two or more years before March 9, 2026. Options priced below the price of our common stock on the Exchange Commencement Date (the “Threshold Exercise Price”) will not be eligible for exchange.
The Company has heard from current employees that they view their underwater options as having little or no value due to the difference between the exercise prices of those options and the current market price of our stock. We believe that the exchange of underwater stock options of Eligible Employees for New Options would help reduce employee turnover in both the short and medium term. The Board and the Compensation Committee believe that the underwater options no longer function as the retention and incentive tool that they believe is necessary to retain employees and to motivate them to increase long-term stockholder value.
In addition to the benefit for current employees, if the Exchange Program is implemented and approved by our stockholders at the Annual Meeting, we expect that it will meaningfully reduce our equity overhang, by eliminating a significant number of outstanding options that, under their current terms and conditions, are likely to remain unexercised for the foreseeable future. Under the ratios included in the terms of the Exchange Program, these underwater options would be replaced by a lesser number of New Options, reducing the total number of shares of outstanding equity awards included in our overhang.
Reasons for Proposing the Exchange Program
Taking into account the advice of Semler Brossy and other relevant considerations, the Compensation Committee determined that a stock option exchange program under which current employees could exchange stock options with an exercise price greater than or equal to the Threshold Exercise Price would be effective and aligned with stockholder interests for a number of reasons, summarized below. The Threshold Exercise Price will be the price of our common stock on the Exchange Commencement Date. The following considerations recommended proposing this approach:
•	Reasonable, balanced incentives. We believe that the opportunity for Eligible Employees to exchange Eligible Options for New Options with respect to fewer shares, together with a new minimum vesting requirement, represents a reasonable and balanced stock option exchange program with the potential for a significant positive impact on employee retention, motivation and performance. We believe that the New Options issued in the Exchange Program will result in meaningful retention of employees.
•
Reduction of the number of shares subject to outstanding options. In addition to the underwater options having little or no retention value, they also contribute to our stock option overhang until they are exercised or expire. As of March 9, 2026, there were approximately 1,529,137 outstanding stock options with an exercise price equal to or greater than $5.11 per share, with a weighted-average exercise price of $23.97, that would have been eligible to participate in the Exchange Program if it had commenced on that day.

•
Reduction in overhang. If implemented and approved by our stockholders at the Annual Meeting, the Exchange Program is expected to reduce our overhang of outstanding stock options by eliminating the underwater options that are currently outstanding and issued to our employees. Under the proposed Exchange Program, Eligible Employees participating in the Exchange Program will receive New Options covering fewer shares than the exchanged options. Based on the number of outstanding stock options as of March 9, 2026, and assuming that all Eligible Options were exchanged in the Exchange Program, options to purchase approximately 1,540,507 shares would have been exchanged and cancelled, while New Options covering approximately 847,828 shares would have been issued. This would have resulted in a net reduction in the overhang of our equity awards by approximately 692,679 shares, or approximately 5.7% of our total overhang on account of stock options (from approximately 12.2 million to approximately 11.5 million shares), representing approximately 0.6% of our fully diluted total common stock outstanding as of March 9, 2026. The actual reduction in our overhang that may result from the Exchange Program could vary significantly and is dependent upon a number of factors, including the actual Exchange Commencement Date, the actual level of participation in the program and the actual Exchange Ratios. All Eligible Options that are not exchanged will remain outstanding and in effect in accordance with their existing terms.

•
Impact on accounting expense. Under applicable accounting rules, we are required to continue to recognize compensation expense related to these underwater stock options as they vest, even if they are never exercised because they remain underwater. We believe the Exchange Program will allow us to recapture retentive and incentive value from the compensation expense that we have recorded and will continue to record in our financial statements with respect to the Eligible Options. The New Options are not expected to result in significant additional compensation expense, and, therefore, will not have a material adverse impact on our reported earnings.

Other Alternatives Considered
When considering how best to continue to incentivize and compensate our employees who have underwater options, the Compensation Committee engaged Semler Brossy to review and evaluate strategies to address this issue. These strategies included the Exchange Program, as well as other alternatives, including the following:
•
Increase cash compensation. To replace equity incentives, we considered whether we could substantially increase cash compensation. However, significant increases in cash compensation would substantially increase our compensation expenses and reduce the cash available for other initiatives, which could adversely affect our business and operating results.

•
Grant additional equity awards. We also considered special grants of additional stock options at current market prices or restricted stock units (RSUs). However, these additional grants could substantially increase our overhang and the dilution to our stockholders. Likewise, these additional grants could create a potential windfall for our employees if the Company’s stock price were to rebound.

•
Exchange options for cash. We also considered implementing a program to exchange underwater options for cash payments. However, an exchange program for cash would also increase our compensation expenses and reduce our cash flow for operations, which could adversely affect our business and operating results. In addition, we do not believe that such a program would have significant long-term retention value.

Overview
In March 2026, the Board and Compensation Committee authorized us to pursue the Exchange Program for Eligible Employees. We plan to commence the Exchange Program prior to receiving stockholder approval of the Exchange

Proposal, subject to receiving such approval, with consummation of the Exchange Program expected to occur on a date as soon as practicable following the Annual Meeting, if the Exchange Proposal is approved by our stockholders at the Annual Meeting. The Board or the Compensation Committee will determine the actual Exchange Commencement Date.
When determining the eligibility of options for this program, the Compensation Committee (with advice from Semler Brossy) intends that all options held by Eligible Employees granted prior to 2025 with an exercise price greater than the Threshold Exercise Price be Eligible Options. As the price of our stock has been depressed for over 18 months, this decision was made to maximize the retentive value of our equity program, while also being mindful that these awards are intended to provide long-term employee incentives.
Directors and our executive officers at the EVP-level and above, who hold approximately 54% of the Company’s outstanding options, will not be eligible for the Exchange Program. Additionally, former employees, advisers, consultants and contractors, will not be eligible for the Exchange Program. These options will remain outstanding under their existing terms.
Exchange Ratios will be designed to result in a “value for value” exchange, which means that the accounting fair value of New Options granted will be approximately equal to the fair value of the options that are cancelled. The trading price of our common stock immediately prior to the Exchange Commencement Date will be used to determine the minimum exercise price for Eligible Options. Using this minimum price is designed to ensure that only outstanding options that are significantly out-of-the-money will be eligible for the Exchange Program. A summary of the key features of the proposed Exchange Program is provided below.

Type of Exchange	Options for Options
Eligible Employees
The Exchange Program will be open to all Eligible Employees. Our Board members, executive officers at the EVP-level and above, past or present advisers, consultants, contractors, and former employees will not be eligible to participate in the Exchange Program. To be eligible, an employee must be employed by us on the Exchange Commencement Date. Additionally, to receive the New Options, an Eligible Employee who exchanges Eligible Options must be an employee on the date such New Options are granted following the completion of the Exchange Program.

As of March 9, 2026, there were approximately 171 Eligible Employees who held Eligible Options assuming the price of our common stock of $5.11 as of such date.

Eligible Options
The Exchange Program will cover options with an exercise price above the Threshold Exercise Price and will not include any options granted in 2025 or 2026. As of March 9, 2026, options to purchase 12,163,019 shares of our common stock were outstanding, of which options to purchase 1,540,507 shares would be Eligible Options under the Exchange Program (assuming a Threshold Exercise Price of $5.11 as of such date).

Illustrative Exchange Ratios
The Exchange Program is not a one-for-one exchange. The total number of shares of our common stock underlying a New Option that an Eligible Employee will receive with respect to exchanged Eligible Options will be determined by dividing the number of shares of our common stock underlying the exchanged Eligible Options by the Exchange Ratio and rounding to the nearest whole number.

Exchange Ratios depend on the value of the underwater options, which will be grouped to simplify administration, and are expected to range from 3.57 to 1 to 1.47 to 1 (described in more detail below).

Vesting of Replacement Grant
The New Options will not be fully vested on the date they are granted, even if the corresponding exchanged Eligible Options were previously vested and exercisable.

New Options granted in exchange for vested Eligible Options will be subject to a new vesting schedule and will vest on the first anniversary of the date of grant, subject to the Eligible Employee’s continued employment with the Company on such date.

Type of Exchange	Options for Options

New Options granted in exchange for unvested Eligible Options will vest on a tranche-by-tranche basis on the later of the original vesting dates applicable to such Eligible Options or over a two-year ratable vesting period from the date of grant, with 50% of the underlying shares to vest on the first anniversary of the date of grant and the remaining 50% to vest on the second anniversary of the date of grant, subject to the Eligible Employee’s continued employment with the Company on each such date.

Exercise Price	The exercise price of the New Options will equal the trading price of the Company’s common stock on the date that the exchange period ends.

Total Grants Eligible for Exchange; Price
Had the offer been commenced on March 9, 2026, options to purchase approximately 1,540,507 shares, with a weighted average exercise price of $24.20 and a weighted average remaining term of 5.95 years would have been eligible for the Exchange Program.

Total Replacement Grants
Had the offer been commenced on March 9, 2026, assuming 100% participation of Eligible Employees with respect to all of their Eligible Options, an aggregate of approximately 847,828 shares would have been granted as New Options.

Impact on Plan Pool
All New Options will be granted from our 2014 Plan.

The net shares underlying Eligible Options that were granted under the 2014 Plan in excess of the shares underlying the New Options granted in connection with the Exchange Program will be returned to the pool available for issuance under the 2014 Plan.

Elections
Participation in the Exchange Program by Eligible Employees will be voluntary. The Exchange Program will not be conditioned on a minimum level of participation. Eligible Employees will be permitted to exchange all, some or none of their Eligible Options for New Options on a grant-by-grant basis.

Exchange Ratio
The table below illustrates for Eligible Options the applicable exercise price range, the approximate number of options in each such range (along with the weighted average exercise price and remaining term for options in that range), the applicable Exchange Ratio and the approximate number of New Options issuable with respect to exchanged options, assuming 100% participation in the Exchange Program by all Eligible Employees, had the offer been commenced as of March 9, 2026. The actual exercise price ranges and Exchange Ratios will be determined immediately prior to the Exchange Commencement Date, in a manner consistent with that used to formulate the illustration below.

Per Share Exercise Price ($)	Number of Outstanding Options in Range	Weighted Average Exercise Price ($)	Weighted Average Remaining Term	Average Exchange Ratio	Shares Subject to New Options Issuable (assuming 100% participation)
$5.11 to $10.68	0	$—	—	—	—
$10.69 to $20.03	556,238	$15.64	5.29	1.59 to 1	350,430
$20.04 to $30.00	783,605	$24.23	6.59	1.85 to 1	423,147
$30.01 to $56.48	120,439	$38.29	5.67	2.33 to 1	51,789
$56.49 to $62.32	80,225	$62.21	4.71	3.57 to 1	22,463

If the Threshold Exercise Price were $5.11 per share, options to purchase approximately 847,828 shares, with a weighted average exercise price of $24.20 and a weighted average remaining term of 5.95 years would be eligible for the Exchange Program, and the Exchange Ratio would range from 1.59 to 1 to 3.57 to 1.
Implementing the Exchange Program
We plan to commence the Exchange Program prior to the Annual Meeting, subject to receiving stockholder approval of the Exchange Proposal at the Annual Meeting, with consummation of the Exchange Program expected to occur on a date as soon as practicable following the Annual Meeting, if the Exchange Proposal is approved by our stockholders. However, the Exchange Program may commence at a time determined by the Board or the Compensation Committee (or its authorized designee), with terms substantially consistent with those described in this proposal. Even if the stockholders approve the Exchange Proposal, the Board or the Compensation Committee may later determine not to implement or consummate the Exchange Program.
Upon commencement of the Exchange Program, Eligible Employees would receive written materials (an Offer to Exchange) explaining the precise terms and timing of the Exchange Program. Employees would be given at least 20 business days to elect to exchange all, some or none of their Eligible Options, on a grant-by-grant basis, for New Options. After the period to elect to participate ends, the Eligible Options surrendered for exchange would be cancelled, and the New Options would be granted in accordance with the applicable Exchange Ratio(s) and other terms of the Exchange Program. On or prior to the Exchange Commencement Date, we will file the Offer to Exchange and other related documents with the SEC as part of a tender offer statement on Schedule TO. Eligible Employees, as well as stockholders and members of the public, will be able to access the Offer to Exchange and other documents we file with the SEC free of charge from the SEC’s web site at www.sec.gov.

Interests of Certain Persons in the Matter to be Acted Upon
Our directors shall not be eligible to participate in the Exchange Program. Our executive officers who are not at the EVP level or above will be permitted to participate in the Exchange Program to the extent they are employed by us at the time the Exchange Program starts and on the date on which the surrendered Eligible Options are canceled and the New Options are granted to replace them. The following table shows the number of shares subject to Eligible Options held by our executive officers as of March 9, 2026, and the number of New Options that they may receive assuming, for purposes of illustration only using the assumptions described above under “Exchange Proposal—Approval of the Stock Option Program—Exchange Ratio”, that each executive officer remains eligible and decides to exchange all of his Eligible Options.

Name	Shares Underlying All Eligible Options	Weighted Average Exercise Price	Weighted Average Remaining Life (in years)	Hypothetical Number of New Options to be Granted Based on Specified Assumptions
Gaurav Shah, M.D.	—	N/A	N/A	N/A
Sarbani Chaudhuri, M.B.A.	—	N/A	N/A	N/A
Syed Rizvi, M.D.	—	N/A	N/A	N/A
Christopher Stevens	—	N/A	N/A	N/A
Jonathan Schwartz, M.D.	—	N/A	N/A	N/A
John Militello, CPA	238,256	22.56	4.37	131,040
Martin Wilson, J.D.	—	N/A	N/A	N/A

If you are both a stockholder and an employee holding Eligible Options, please note that voting to approve the Exchange Program does not constitute an election to participate in the Exchange Program.
Other Matters
As of March 9, 2026, based on a price of $5.11 per share of our common stock as of such date, there were approximately 171 Eligible Employees who held Eligible Options and would be eligible to participate in the Exchange Program. Because executive officers who are at the EVP-level and above and directors are not eligible to participate in the Exchange Program, and because participation in the Exchange Program is voluntary and the benefits to be received by eligible employees are not determinable at this time, a New Plan Benefits table has not been included. As of the Record Date, the closing price of our common stock was $4.27.
Treatment of Net Shares
The net shares underlying Eligible Options that were granted under our 2014 Plan in excess of the shares underlying the New Options granted in connection with the Exchange Program will be returned to the pool available for issuance under the 2014 Plan.
Accounting Treatment
The incremental compensation expense associated with the Exchange Program will be measured as the excess, if any, of the fair value of each New Option granted to Eligible Employees who participate in the Exchange Program, measured as of the date of grant, over the fair value of the stock options surrendered in exchange for the New Options, measured immediately prior to their cancellation. We do not expect the incremental compensation expense, if any, to be material. We will recognize any such incremental compensation expense ratably over the vesting period of the New Options.
United States Federal Income Tax Consequences
We believe the exchange of Eligible Options for New Options pursuant to the Exchange Program should be treated as a non-taxable exchange, and no income should be recognized for United States federal income tax purposes by us or Eligible Employees upon the grant of the New Options. However, the U.S. Internal Revenue Service is not

precluded from adopting a contrary position, and the applicable laws and regulations themselves are subject to change. A more detailed summary of the applicable tax considerations to Eligible Employees will be provided to them in connection with the Exchange Program when it is commenced.
Potential Modifications to Terms to Comply with Governmental Requirements
The terms of the Exchange Program will be described in a tender offer statement that we will file with the SEC. Although we do not anticipate that the SEC will require us to modify the terms significantly, it is possible we will need to alter the terms of the Exchange Program to comply with comments from the SEC. Changes in the terms of the Exchange Program may also be required for tax purposes or to comply with applicable law outside of the United States for non-U.S. participants.
Vote Required for Approval
Approval of the Exchange Proposal requires the affirmative vote of a majority of the votes cast for and against this proposal at the Annual Meeting by the holders of shares present by means of remote communication via the Internet or represented by proxy and entitled to vote on this proposal.
Our Recommendation
OUR BOARD RECOMMENDS A VOTE “FOR” THE EXCHANGE PROPOSAL

TRANSACTION OF OTHER BUSINESS
Our Board does not know of any other business to be brought before the Annual Meeting other than those stated in this proxy statement. If any other business not mentioned in this proxy statement is properly brought before the Annual Meeting , the persons named in the proxy card will vote as recommended by the Board or, if no recommendation is given, will use their discretionary voting authority under the proxy card to vote on such business.
STOCKHOLDER PROPOSALS AND NOMINATIONS
A stockholder intending to nominate persons for election to the Board or propose other business (other than pursuant to Rule 14a-8 of the Exchange Act) to be considered by stockholders at the 2027 annual meeting of stockholders must submit timely written notice in compliance with our bylaws to our Secretary, c/o Rocket Pharmaceuticals, Inc., 9 Cedarbrook Drive, Cranbury, NJ 08512.
The required notice must be in writing and, to be timely, received by our Secretary at our principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s annual meeting. However, in the event the annual meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, a stockholder’s notice, to be timely, must be received by our Secretary not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made. Accordingly, assuming that the 2027 annual meeting of stockholders is not convened more than thirty (30) days before or more than sixty (60) days after the anniversary date of the Annual Meeting, for stockholder proposals (other than pursuant to Rule 14a-8 of the Exchange Act) or nominations to be brought before the 2027 annual meeting of stockholders, the required notice must be received by our Secretary at the address set forth above no earlier than January 20, 2027, and no later than February 19, 2027. Stockholder proposals (other than pursuant to Rule 14a-8 of the Exchange Act) and nominations not received within this time frame will be considered untimely.
Any stockholder proposal submitted pursuant to Rule 14a-8 of the Exchange Act to be included in the proxy statement for the 2027 annual meeting of our stockholders must satisfy the SEC’s regulations under Rule 14a-8 of the Exchange Act and be received no later than December 7, 2026. Under Rule 14a-8, we are not required to include such stockholder proposals in our proxy materials unless this condition is satisfied. Accordingly, any notice of such stockholder proposals received after this date will be considered untimely. If the date of the annual meeting is moved by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. In the event of such a change to the annual meeting date, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card for such meeting any such stockholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Exchange Act.

OTHER MATTERS
As of the time of preparation of this proxy statement, neither the Board nor management intends to bring before the Annual Meeting any business other than that referred to in the Notice of Annual Meeting and this proxy statement. If any other business should properly be brought before the Annual Meeting, the persons named in the proxy card will vote on such business as recommended by the Board or, if no recommendation is given, in their own discretion.
AVAILABILITY OF CERTAIN DOCUMENTS
Accompanying this proxy statement and posted on the investor relations portion of our website at www.rocketpharma.com with this proxy statement, is our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement. We will also mail without charge, upon written request, a copy of that Annual Report excluding exhibits. Requests can be made by email by emailing info@rocketpharma.com, or by a written request addressed to our Secretary, c/o Rocket Pharmaceuticals, Inc., 9 Cedarbrook Drive, Cranbury, New Jersey 08512.
Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker unless we have received contrary instructions from one or more of the stockholders. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the Notice of Internet Availability or the proxy materials, as applicable, to such stockholders if you make a written or oral request to our corporate secretary at the address above, or by calling (609) 659-8001.
If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the Notice of Internet Availability or the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

ROCKET PHARMACEUTICALS, INC.
9 CEDARBROOK DRIVE
CRANBURY, NJ 08512

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Annual Meeting - Go to **www.virtualshareholdermeeting.com/RCKT2026**

You may attend the Annual Meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the web site and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V89451-P50045 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ROCKET PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR ALL the following directors:

Nominees:	For	Withhold
1a. Peter Fong, Ph.D.	☐	☐
1b. Carsten Boess	☐	☐
1c. Mikael Dolsten, M.D., Ph.D.	☐	☐
1d. Fady Malik, M.D., Ph.D.	☐	☐
1e. Gaurav Shah, M.D.	☐	☐
1f. David P. Southwell	☐	☐
1g. Roderick Wong, M.D.	☐	☐

	For	Against	Abstain
The Board of Directors recommends you vote FOR proposal 2:			
2. The ratification of the appointment of Eisner Amper LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026;	☐	☐	☐
The Board of Directors recommends you vote FOR proposal 3:			
3. A non-binding, advisory vote on the compensation of our named executive officers;	☐	☐	☐
The Board of Directors recommends you vote FOR proposal 4:			
4. The approval of the proposed stock option exchange program; and	☐	☐	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V89452-P50045

ROCKET PHARMACEUTICALS, INC.
Annual Meeting of Stockholders
May 20, 2026 9:00 a.m., Eastern Time
This proxy is solicited by the Board of Directors

The undersigned appoints Gaurav Shah and Martin Wilson, or either of them, as Proxy holders, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Rocket Pharmaceuticals, Inc. (the "Company"), to be held on May 20, 2026, at 9:00 a.m., Eastern Time, virtually via the Internet at www.virtualshareholdermeeting.com/RCKT2026, and at any adjournments or postponements of the Annual Meeting, and to vote on behalf of the undersigned as specified in this Proxy all the shares of common stock of the Company that the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their sole discretion, upon any other business as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such Annual Meeting.

This Proxy, when properly executed, will be voted in the manner directed herein. **If no such direction is made, this Proxy will be voted in accordance with the Board of Directors' recommendations, which are set forth on the reverse side hereof.**

The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holders on any other matter that may properly come before the Annual Meeting and any adjournment or postponement thereof.

Continued and to be signed on reverse side